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                PENTEGRA SERVICES, INC.






       EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                  BASIC PLAN DOCUMENT



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                   TABLE OF CONTENTS




ARTICLE I      PURPOSE AND DEFINITIONS

ARTICLE II     PARTICIPATION AND MEMBERSHIP

ARTICLE III    CONTRIBUTIONS

ARTICLE IV     INVESTMENT OF CONTRIBUTIONS

ARTICLE V      MEMBERS' ACCOUNTS, UNITS AND VALUATION

ARTICLE VI     VESTING OF UNITS

ARTICLE VII    WITHDRAWALS AND DISTRIBUTIONS

ARTICLE VIII   LOAN PROGRAM

ARTICLE IX     ADMINISTRATION OF PLAN AND ALLOCATION
               OF RESPONSIBILITIES

ARTICLE X      MISCELLANEOUS PROVISIONS

ARTICLE XI     AMENDMENT AND TERMINATION

TRUSTS ESTABLISHED UNDER THE PLAN
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                       ARTICLE I
               PURPOSE AND DEFINITIONS


SECTION 1.1

This Plan and Trust, as evidenced hereby, and the applicable Adoption Agreement and Trust Agreement(s), are designed and intended to qualify in form as a qualified profit sharing plan and trust under the applicable provisions of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended.

SECTION 1.2

The following words and phrases as used in this Plan shall have the following meanings:

    (A) "ACCOUNT" means the Plan account established and main-tained in respect of each Member pursuant to Article V, including the Member's after-tax amounts, 401(k) amounts, Employer matching, basic, supplemental and qualified nonelective contribution amounts, rollover amounts and profit sharing amounts, as elected by the Employer.

    (B) "ADOPTION AGREEMENT" means the separate document by which the Employer has adopted the Plan and specified certain of the terms and provisions hereof. If any term, provision or definition contained in the Adoption Agreement is inconsistent with any term, provision or definition contained herein, the one set forth in the Adoption Agreement shall govern. The Adoption Agreement shall be incorporated into and form an integral part of the Plan.

    (C) "BENEFICIARY" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Third Party Adminstrator prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

    (D) "BOARD" means the Board of Directors of the Employer adopting the Plan.

    (E) "BREAK IN SERVICE" means a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Plan Administrator in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined

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        by the Plan Administrator in accordance with this
        Paragraph, the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Plan Administrator with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Paragraph, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

    (F) "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

    (G) "COMMENCEMENT DATE" means the date on which an Employer begins to participate in the Plan.

    (H) "CONTRIBUTION DETERMINATION PERIOD" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any Profit Sharing contribution, as defined in Article III, is determined. Notwithstanding the foregoing, for purposes of Article VI, Contribution Determination Period means the Plan Year.

    (I) "DISABILITY" means a Member's disability as defined in
         Article VII, Section 7.4.

    (J) "DOL" means the United States Department of Labor.

    (K) "EMPLOYEE" means any person in the Employment of, and who receives compensation from, the Employer, and any leased employee within the meaning of Section 414(n)(2)
        of the Code.   Notwithstanding the foregoing, if such
        leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, such leased employees are not Employees if they are covered by a plan meeting the requirements of
        Section 414(n)(5)(B) of the Code.

    (L) "EMPLOYER" means the proprietorship, partnership or corporation named in the Adoption Agreement and any corporation which, together therewith, constitutes an affiliated service
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        group, any corporation which, together therewith,
        constitutes a controlled group of corporations as defined in Section 1563 of the Code, and any other trade or business (whether incorporated or not) which, together therewith, are under common control as defined in Section 414(c) of the Code, which have adopted the Plan.

    (M) "EMPLOYMENT" means service with an Employer or with any domestic subsidiary affiliated or associated with an Employer which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code). In accordance with DOL Regulations (Sections 2530.200-2(b) and (c)), service includes (a) periods of vacation, (b) periods of layoff, (c) periods of absence authorized by an Employer for sickness, temporary disability or personal reasons and (d) if and to the extent required by the Military Selective Service Act as amended, or any other federal law, service in the Armed Forces of the United States.

    (N) "ENROLLMENT DATE" means the date on which an Employee becomes a Member as provided under Article II.

    (O) "ERISA" means the Employee Retirement Income Security
        Act of 1974, as now in effect or as hereafter amended.

    (P) "FIDUCIARY" means any person who (i) exercises any discretionary authority or control with respect to the management of the Plan or control with respect to the management or disposition of the assets thereof, (ii) renders any investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any discretionary authority or responsibility to do so, or
        (iii) has any discretionary authority or responsibility in the administration of the Plan, including any other persons (other than trustees) designated by any Named Fiduciary to carry out fiduciary responsibilities, except to the extent otherwise provided by ERISA.

    (Q) "HIGHLY COMPENSATED EMPLOYEE" or "Highly Compensated Member" means an Employee or Member who is employed during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to
        Section 415(d) of the Code) and was a member of the top-paid group for such year as defined in Section 414(q) of the Code; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under
        Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the
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        term "look-back year" and are among the 100 employees
        who received the most compensation from the Employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

        If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

        For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

        If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this Paragraph, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

        The determination of who is a Highly Compensated Employee, including the deter-minations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

    (R) "HOUR OF EMPLOYMENT" means each hour during which an Employee performs service (or is treated as performing service as required by law) for the Employer and, except in the case of military service, for which he is directly or indirectly paid, or entitled to payment, by the Employer (including any back pay irrespective of mitigation of damages), all as determined in accordance with applicable DOL Regulations.

    (S) "INVESTMENT MANAGER" means any Fiduciary other than a Trustee or Named Fiduciary who (i) has the power to manage, acquire or dispose of any asset of the Plan;
        (ii) is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) is a
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        bank, as defined in such Act, or (c) is an insurance
        company qualified to perform the services described in clause (i) hereof under the laws of more than one state of the United States; and (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

    (T) "IRS" means the United States Internal Revenue Service.

    (U) "LEAVE OF ABSENCE" means an absence authorized by an Employee's Employer and approved by the Plan
        Administrator, on a uniform basis, in accordance with
        Article X.

    (V) "MEMBER" means an Employee enrolled in the membership of the Plan under Article II.

    (W) "MONTH" means any calendar month.

    (X) "NAMED FIDUCIARY" means the Fiduciary or Fiduciaries named herein or in the Adoption Agreement who jointly or severally have the authority to control and manage the operation and administration of the Plan.

    (Y) "NORMAL RETIREMENT AGE" means the Member's sixty-fifth
        (65th) birthday unless otherwise specified in the Adoption Agreement.

    (Z) "PLAN" means the Employees' Savings & Profit Sharing
        Plan as evidenced by this document, the applicable
        Adoption Agreement and all subsequent amendments thereto.

   (AA) "PLAN ADMINISTRATOR" means the Named Fiduciary or, as designated by such Named Fiduciary and approved by the Board in accordance with Article IX, any officer or Employee of the Employer.

   (BB) "PLAN YEAR" means a consecutive 12-month period ending
        December 31 unless otherwise specified in the Adoption
        Agreement.

   (CC) "REGULATIONS" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

   (DD) "Salary" means regular basic monthly salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than pre-tax elective deferrals pursuant to a Member's election under Article
        III), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan, unless the Employer
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        specifically elects to exclude such contributions).
        Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer in the Adoption Agreement and applied uniformly to all its commissioned Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses. As an alternative to the foregoing definition, at the Employer's option, Salary may be defined to include total taxable compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code and pursuant to Section 125 of the Code (unless the Employer specifically elects to exclude such Section 125 deferrals), but excluding compensation deferred from previous years. In no event may a Member's Salary for any Plan Year exceed for purposes of the Plan $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

   (EE) "SOCIAL SECURITY TAXABLE WAGE BASE" means the contribution and benefit base attributable to the OASDI portion of Social Security employment taxes under
        Section 230 of the Social Security Act (42 U.S.C. Subsection 430) in effect on the first day of each Plan Year.

   (FF) "SPOUSE" or "SURVIVING SPOUSE" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

   (GG) "THIRD PARTY ADMINISTRATOR" or "TPA" means Pentegra
        Services, Inc., a non-fiduciary provider of administrative services appointed and directed by the Plan Administrator or the Named Fiduciary either jointly or severally.

   (HH) "TRUST" means the Trust or Trusts established and maintained pursuant to the terms and provisions of this document and any separately maintained Trust Agreement or Agreements.

   (II) "TRUSTEE" generally means the person, persons or other entities designated by the Employer or its Board as the Trustee or Trustees hereof and specified as such in the Adoption Agreement and any separately maintained Trust Agreement or Agreements.

   (JJ) "TRUST AGREEMENT" means the separate document by which the Employer or its Board has appointed a Trustee of the
        Plan, specified the terms and conditions of such
        appointment and any fees associated therewith.
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   (KK) "Trust Fund" means the Trust Fund or Funds established by the Trust Agreement or Agreements.

   (LL) "Unit" means the unit of measure described in Article V of a Member's proportionate interest in the available
        Investment Funds (as defined in Article IV).

   (MM) "Valuation Date" means any business day of any month for the Trustee, except that in the event the underlying portfolio(s) of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such Valuation Date(s).

   (NN) "Year of Employment" means a 12-month period of Employment.

   (OO) "Year of Service" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Plan Administrator in accordance with any applicable Regulations issued by the DOL and the IRS.

SECTION 1.3

The masculine pronoun wherever used shall include the feminine pronoun.

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                     ARTICLE II
             PARTICIPATION AND MEMBERSHIP


SECTION 2.1  ELIGIBILITY REQUIREMENTS
             ------------------------

The Employer may establish as a requirement for eligibility in the Plan (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement of age 21. Such election shall be made and reflected on the Adoption Agreement. Notwithstanding the foregoing, in the case of an Employer that adopts the 401(k) feature under Section 3.9, the eligibility requirements under such feature shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above.

Where an Employer designates a one or two 12-consecutive-month eligibility waiting period, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month period (measured from his date of Employment and each anniversary thereafter). Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months of the eligibility waiting period requirement by 83 1/3.

SECTION 2.2  EXCLUSION OF CERTAIN EMPLOYEES
             ------------------------------

To the extent provided in the Adoption Agreement, the following
Employees may be excluded from participation in the Plan:

(i)   Employees not meeting the age and service requirements;

(ii) Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

(iii) Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States; and

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(iv)   Employees described in Section 2.4 or included in any
       other ineligible job classifications set forth in the Adoption Agreement.

SECTION 2.3    WAIVER OF ELIGIBILITY REQUIREMENTS
               ----------------------------------

The Employer, at its election, may waive the eligibility requirement(s) for participation specified above for (i) all Employees, or (ii) all those employed on or up to 12 months after its Commencement Date under the Plan. Subject to the requirements of the Code, the eligibility waiting period shall be deemed to have been satisfied for an Employee who was previously a Member of the Plan.

All Employees whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s), if any, shall be enrolled in the Plan in accordance with the eligibility requirement(s) specified in the Adoption Agreement.

SECTION 2.4    EXCLUSION OF NON-SALARIED EMPLOYEES
               -----------------------------------

The Employer, at its election, may exclude non-salaried (hourly paid) Employees from participation in the Plan, regardless of the number of Hours of Employment such Employees complete in any Plan Year. Notwithstanding the foregoing, for purposes of this Section and all purposes under the Plan, a non-salaried Employee that is hired following the adoption date of the Plan by the Employer, but prior to the adoption of this exclusion by the Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a salaried Member, despite classification as a non-salaried Employee.

SECTION 2.5    COMMENCEMENT OF PARTICIPATION
               -----------------------------

Every eligible Employee (other than non-salaried or such other
Employees who, at the election of the Employer, are excluded from participation) shall commence participation in the Plan on the later of:

    (1)    The Employer's Commencement Date, or

    (2) The first day of the month or calendar quarter (as designated by the Employer in the Adoption Agreement) coinciding with or next following his satisfaction of the eligibility requirements as specified in the Adoption Agreement.

The date that participation commences shall be hereinafter referred to as his Enrollment Date. Notwithstanding the above, no Employee shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan Administrator. The Plan
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Administrator shall notify each Employee of his eligibility for membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

If an Employee fails to complete the enrollment form furnished to him, the Plan Administrator shall do so on his behalf. In the event the Plan Administrator processes the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions and/or elective deferrals under the Plan, if applicable.

SECTION 2.6    TERMINATION OF PARTICIPATION
               ----------------------------

Membership under all features and provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or
(b) his death.

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                     ARTICLE III
                    CONTRIBUTIONS


SECTION 3.1    CONTRIBUTIONS BY MEMBERS
               ------------------------

If the Adoption Agreement so provides, each Member may elect to make non-deductible, after-tax contributions under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any pre-tax effective deferrals, does not exceed the limit established by the Employer in the Adoption Agreement. All such after-tax contributions shall be separately accounted for, nonforfeitable and distributed with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his contribution rate as designated in the Adoption Agreement, but reduced or suspended contributions may not subsequently be made up.

SECTION 3.2    ELECTIVE DEFERRALS BY MEMBERS
               -----------------------------

If the Adoption Agreement so provides, each Member may elect to make pre-tax elective deferrals (401(k) deferrals) under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any after-tax contributions, does not exceed the limit established by the Employer in the Adoption Agreement. All such 401(k) deferrals shall be separately accounted for, nonforfeitable and distributed under the terms and conditions described under
Article VII with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his 401(k) deferral rate or suspend his 401(k) deferrals as designated in the Adoption Agreement, but reduced or suspended deferrals may not subsequently be made up.

Notwithstanding any other provision of the Plan, no Member may make 401(k) deferrals during any Plan Year in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of such 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses at-tributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made. If Member also participates, in any Plan Year, in any other plans subject to the limitations set forth in Section 402(g) of the Code and has made excess 401(k) deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Member, in writing

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submitted to the TPA no later than the March 1 of the Plan Year following the Plan Year for which the 401(k) deferrals were made, designates any 401(k) deferrals under this Plan as excess deferrals, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

SECTION 3.3    TRANSFER OF FUNDS AND ROLLOVER CONTRIBUTIONS BY
               MEMBERS
               -----------------------------------------------

Each Member may elect to make, directly or indirectly, a rollover contribution to the Plan of amounts held on his behalf in (i) an employee benefit plan qualified under Section 401(a) of the Code, or (ii) an individual retirement account or annuity as described in Section 408(d)(3) of the Code. All such amounts shall be certified in form and substance satisfactory to the Plan Administrator by the Member as being all or part of an "eligible rollover distribution" or a "rollover contribution" within the meaning of Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. Such rollover amounts, along with the earnings related thereto, will be accounted for separately from any other amounts in the Member's Account. A Member shall have a nonforfeitable vested interest in all such rollover amounts.

The Employer may, at its option, permit Employees who have not satisfied the eligibility requirements designated in the Adoption Agreement to make a rollover contribution to the Plan.

The Trustee of the Plan may also accept a direct transfer of funds, which meets the requirements of Section 1.411(d)-4 of the IRS Regulations, from a plan which the Trustee reasonably believes to be qualified under Section 401(a) of the Code in which an Employee was, is, or will become, as the case may be, a participant. If the funds so directly transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be accounted for separately and any subsequent distribution of those funds, and earnings thereon, shall be subject to the provisions of Section 7.3 which are applicable when an Employer elects to provide an annuity option under the Plan.

SECTION 3.4    EMPLOYER CONTRIBUTIONS - GENERAL

The Employer may elect to make regular or discretionary contributions under the Plan. Such Employer contributions may be in the form of (i) matching contributions, (ii) basic contributions, and/or (iii) profit sharing contributions as designated by the Employer in the Adoption Agreement and/or (i) supplemental contributions and/or (ii) qualified nonelective contributions as permitted under the Plan. Each such contribution type shall be separately accounted for by the TPA.
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SECTION 3.5    EMPLOYER MATCHING CONTRIBUTIONS

The Employer may elect to make regular matching contributions under the Plan. Such matching contributions on behalf of any Member shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Sections 3.2 and 3.9.

If so adopted, the Employer shall contribute under the Plan on behalf of each of its Members an amount equal to a percentage (as specified by the Employer in the Adoption Agreement) of the Member's after-tax contributions and/or 401(k) deferrals not in excess of a maximum percentage as specified by the Employer in the Adoption Agreement (in increments of 1%) of his Salary. The percentage elected by the Employer shall be based on 1% increments not to exceed 200% or in accordance with one of the schedules of matching contribution formulas listed below, and must be uniformly applicable to all Members.

                  Years of Employment            Matching %
                  -------------------            ----------
Formula Step 1    Less than 3                      50%
                  At least 3 but less than 5       75%
                  5 or more                       100%

Formula Step 2    Less than 3                     100%
                  At least 3 but less than 5      150%
                  5 or more                       200%

SECTION 3.6    EMPLOYER BASIC CONTRIBUTIONS

The Employer may elect to make regular basic contributions under the Plan. Such basic contributions on behalf of any Member shall not be conditioned upon the Member making after-tax contributions and/or (401(k) deferrals under this Article III. If so adopted, the Employer shall contribute monthly under the Plan on behalf of each Member (as specified by the Employer in the Adoption Agreement) an amount equal to a percentage not to exceed 15% (as specified by the Employer in the Adoption Agreement) in increments of 1% of the Member's Salary for such month. The percentage elected by the Employer shall be uniformly applicable to all Members. The Employer may elect to restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last day of the month for which the basic contribution is made.

SECTION 3.7    SUPPLEMENTAL CONTRIBUTIONS BY EMPLOYER

An Employer may, at its option, make a supplemental contribution under Formula (1) or (2) below:

FORMULA (1)  A uniform percentage (as specified by the Employer)
             of each Member's contributions which were received by the Plan during the Plan Year with respect to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year following the Plan Year described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year with respect to which the supplemental contribution relates.

FORMULA (2)  A uniform dollar amount per Member or a uniform percentage of each Member's Salary for the Plan Year (or, at the election of the Employer, the Employer's fiscal year) to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year (or the fiscal year) following the Plan Year (or the fiscal year) described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year (or the fiscal year) to which the supplemental contribution relates.
             The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate, if any, under this Article such that the sum of the Employer's Formula (2) supplemental contribution plus all other Employer contributions under this Article shall not exceed 15% of Salary for such year.

SECTION 3.8  THE PROFIT SHARING FEATURE

An Employer may, at its option, adopt the Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

If this Profit Sharing Feature is adopted, the Employer may contribute on behalf of each of its eligible Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to

exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, and further subject to the provisions of Article X.

Any such profit sharing contribution must be received by the Trustee on or before the last business day of the second month following the close of the Contribution Determination Period on behalf of all those Members who are entitled to an allocation of such profit sharing contribution as set forth in the Adoption Agreement. For purposes of making the allocations described in this paragraph, a Member who is on a Type 1 non-military Leave of Absence (as defined in Sections 1.2(U) and 10.8(B)(1)) or a Type 4 military Leave of Absence (as defined in Sections 1.2(U) and 10.8(B)(4)) shall be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

Profit sharing contributions shall be allocated to each Member's
Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 1 -  In the same ratio as each Member's
                            Salary during such Contribution
                            Determination Period bears to the
                            total of such Salary of all
                            Members.

Profit Sharing Formula 2 -  In the same ratio as each Member's
                            Salary for the portion of the
                            Contribution Determination Period
                            during which the Member satisfied
                            the Employer's eligibility
                            requirement(s) bears to the total
                            of such Salary of all Members.

The Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) profit sharing contributions for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided hereunder where the Employer has elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member's Account at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 3 -  In a uniform percentage (as
                            specified by the Employer in the
                            Adoption Agreement) of each Mem-
                            ber's Salary during the
                            Contribution Determination Period
                            up to the Social Security

                            Taxable Wage Base for such
                            Contribution Determination Period
                            (the "Base Contribution
                            Percentage"), plus a uniform
                            percentage (as specified by the
                            Employer in the Adoption Agreement)
                            of each Member's Salary for the
                            Contribution Determination
                            Period in excess of the Social
                            Security Taxable Wage Base for
                            such Contribution Determination
                            Period (the "Excess Contribution
                            Percentage").

Profit Sharing Formula 4 -  In a uniform percentage (as
                            specified by the Employer in the
                            Adoption Agreement) of each
                            Member's Salary for the portion of
                            the Contribution Determination
                            Period during which the Member
                            satisfied the Employer's
                            eligibility requirement(s), if
                            any, up to the Base Contribution
                            Percentage for such Contribution
                            Determination Period, plus a
                            uniform percentage (as specified
                            by the Employer in the Adoption
                            Agreement) of each Member's Salary
                            for the portion of the
                            Contribution Determination Period
                            during which the Member satisfied
                            the Employer's eligibility
                            requirement(s), equal to the
                            Excess Contribution Percentage.

The Excess Contribution Percentage described in Profit Sharing Formulas 3 and 4 above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan
Year) which is attributable to old-age insurance. For purposes of this Subparagraph, "compensation" as defined in Section 414(s) of the Code shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

Notwithstanding the foregoing, the Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

SECTION 3.9  THE 401(K) FEATURE

The Employer may, at its option, adopt the 401(k) Feature described hereunder and in Section 3.2 above for the exclusive purpose of permitting its Members to make 401(k) deferrals to the Plan.

The Employer may make, apart from any matching contributions it may elect to make, Employer qualified nonelective contributions as defined in Section 1.401(k)-1(g)(13) of the Regulations. The amount of such contributions shall not exceed 15% of the Salary of all Members eligible to share in the allocation when combined with all Employer contributions (including 401(k) elective deferrals) to the Plan for such Plan Year. Allocation of such contributions shall be made, at the election of the Employer, to the accounts of (i) all Members, or (ii) only Members who are not Highly Compensated Employees. Allocation of such contributions shall be made, at the election of the


Employer, in the ratio (i) which each eligible Member's Salary for the Plan Year bears to the total Salary of all eligible Members for such Plan Year, or (ii) which each eligible Member's Salary not in excess of a fixed dollar amount specified by the Employer for the Plan Year bears to the total Salary of all eligible Members taking into account Salary for each such Member not in excess of the specified dollar amount. Notwithstanding any provision of the Plan to the contrary, such contributions shall be subject to the same vesting requirements and distribution restrictions as Members' 401(k) deferrals and shall not be conditioned on any election or contribution of the Member under the 401(k) feature.

Any such contributions must be made on or before the last day of the second month after the Plan Year to which the contribution relates. Further, for purposes of the actual deferral percentage or actual contribution percentage tests described below, the Employer may apply (in accordance with applicable Regulations) all or any portion of the Employer qualified nonelective contributions for the Plan Year toward the satisfaction of the actual deferral percentage test. Any remaining Employer qualified nonelective contributions not utilized to satisfy the actual deferral percentage test may be applied (in accordance with applicable Regulations) to satisfy the actual contribution percentage test.

Notwithstanding any other provision of this 401(k) Feature, the actual deferral percentages for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual deferral percentages: (a) the actual deferral percentage for such Plan Year of those Employees who are not Highly Compensated Employees multiplied by 1.25; or (b) the actual deferral percentage for the Plan Year of those Employees who are not Highly Compensated Employees multiplied by 2.0, provided that the actual deferral percentage for the Highly Compensated Employees does not exceed the actual deferral percentage for such other Employees by more than 2 percentage points. This determination shall be made in accordance with the procedure described in Section 3.10 below.

SECTION 3.10 DETERMINING THE ACTUAL DEFERRAL PERCENTAGES
             -------------------------------------------

For purposes of this 401(k) Feature, the "actual deferral percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (a) the amount of 401(k) deferrals (including, as provided in Section 3.9, any Employer qualified nonelective contributions) made to the Member's account for the Plan Year, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual deferral percentage shall be zero if no 401(k) deferral (or, as provided in Section 3.9, Em-ployer qualified nonelective contribution) is made on his behalf for such Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan
for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this 401(k) Feature.

For purposes of determining the actual deferral percentage of a Member who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five-percent owner or one of the ten most Highly Compensated Employees as described in
Section 414(q)(6) of the Code, the 401(k) deferrals, contributions and compensation (as defined in Section 414(s) of the Code) of such Member shall include 401(k) deferrals, contributions and compensation (as defined in Section 414(s) of the Code) of "family members", within the meaning of Section 414(q)(6) of the Code, and such "family members" shall not be considered as separate Employees in determining actual deferral percentages.
The TPA shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Section
3.9 above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under
Section 3.2 above. In the event that neither of such actual deferral percentage tests is satisfied, the TPA shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member (and any earnings and losses allocable thereto), and, solely to the extent permitted under the Code and applicable IRS Regulations, distributing to the Member amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto).

The distribution of such excess contributions shall be made to Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

For purposes of this 401(k) Feature, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) deferrals (and any earnings and losses allocable thereto) made to the accounts of Highly Compensated Members for such Plan Year, over the maximum amount of such deferrals that could be made by such Members without violating the requirements described above, determined by reducing 401(k) deferrals made by or on behalf of

Highly Compensated Members in order of the actual deferral percentages beginning with the highest of such percentages.

SECTION 3.11 DETERMINING THE ACTUAL CONTRIBUTION PERCENTAGES
             -----------------------------------------------

Notwithstanding any other provision of this Section 3.11, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual contribution percentages: (a) the actual contribution percentage for such Plan Year of those Employees who are not Highly Compensated Employees multiplied by 1.25, or
(b) the actual contribution percentage for the Plan Year of those Employees who are not Highly Compensated Employees multiplied by 2.0, provided that the actual contribution percentage for the Highly Compensated Employees does not exceed the actual contribution percentage for such other Employees by more than 2 percentage points. For purposes of this Article III, the "actual contribution percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and
(iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account, to (B) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual contribution percentage shall be zero if no such contributions are made on his behalf for such Plan Year.

The actual contribution percentage taken into account for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. For purposes of determining the actual contribution percentage of a Member who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Member is either a five-percent owner or one of the ten most Highly Compensated Employees as described in Section 414(q)(6) of the Code, the Employer matching contributions and Member contributions and compensation (as defined in Section 414(s) of the Code) of such Member shall include the Employer matching and Member contributions and compensation (as defined in Section 414(s) of the Code) of "family members," within the meaning of
Section 414(q)(6) of the Code, and such "family members" shall not be considered as separate Employees in determining actual contribution percentages.

The TPA shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section
3.2 above and then determining the treatment of excess contributions under Section 3.10 above. In the event that neither of the actual contribution percentage tests is satisfied, the TPA shall refund the excess aggregate contributions in the manner described below.

For purposes of this Article III, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and
(iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account (if the Plan Administrator elects to take into account such deferrals and contributions when calculating the actual contribution percentage) of Highly Compensated Members for such Plan Year, over the maximum amount of such contributions that could be made as Employer contributions, Member contributions and 401(k) deferrals of such Members without violating the requirements of any Subparagraph of this
Section 3.11.

If the TPA is required to refund excess aggregate contributions for any Highly Compensated Member for a Plan Year in order to satisfy the requirements of any Subparagraph above, then the refund of such excess aggregate contributions shall be made with respect to such Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

For each such Member, the amounts so refunded shall be made in the following order of priority: (i) to the extent that the amounts contributed by the Member on an after-tax basis for such Plan Year exceed the highest rate of such contributions with respect to which amounts were contributed by the Employer, by refunding such amounts contributed by the Member which were not matched by his Employer (and any earnings and losses allocable thereto) and (ii) by refunding amounts contributed for such Plan Year by the Member which were matched by his Employer (and any earnings and losses allocable thereto) and, solely to the extent permitted under the Code and applicable IRS Regulations, distributing to the Member amounts contributed for such Plan Year by
the Employer with respect to the amounts so returned (and any earnings and losses allocable thereto). All such distributions shall be made to, or shall be with respect to, Highly Compensated Members on the basis of the respective portions of such amounts attributable to each such Highly Compensated Member.

SECTION 3.12 THE AGGREGATE LIMIT TEST
             ------------------------

Notwithstanding any other provision of the Plan, the sum of the actual deferral percentage and the actual contribution percentage determined in accordance with the procedures described above of those Employees who are Highly Compensated
Employees may not exceed the aggregate limit as determined below.

For purposes of this Article III, the "aggregate limit" for a Plan Year is the greater of:

 (1)    The sum of:

    (a) 1.25 times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage, and

    (b) Two percentage points plus the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

 (2)    The sum of:

    (a) 1.25 times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage, and

    (b) Two percentage points plus the greater of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the greater of the relevant actual deferral percentage or the relevant actual contribution percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The relevant actual deferral percentage and relevant actual contribution percentage are defined in accordance with the Code and the IRS Regulations.

The TPA shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess defer-rals within the meaning of Section 402(g) of the Code under
Section 3.2 above, then determining

the treatment of excess contributions under Section 3.10 above, and then determining the treat-ment of excess aggregate contributions under this Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 3.11 of this Article until the aggregate limit is no longer exceeded, unless the TPA designates, in lieu of the reduction of the actual contribution percentage a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall occur in the same manner as described in Section 3.10 of this Article until the aggregate limit is no longer exceeded. Notwithstanding the provisions of Sections 3.2 and 3.10 above, the amount of excess contributions to be distributed, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year.

SECTION 3.13 REMITTANCE OF CONTRIBUTIONS
             ---------------------------

The contributions of both the Employer and the Plan Members shall be recorded by the Employer and remitted to the TPA for transmittal to the Trustee or custodian or directly to the Trustee or custodian so that the Trustee or custodian shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable. Such amounts shall be used to provide additional Units pursuant to Article V.


                      ARTICLE IV
              INVESTMENT OF CONTRIBUTIONS


SECTION 4.1  INVESTMENT BY TRUSTEE OR CUSTODIAN
             ----------------------------------

All contributions to the Plan shall, upon receipt by the TPA, be delivered to the Trustee or custodian to be held in the Trust Fund and invested and distributed by the Trustee or custodian in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of one or more of the Investment Funds designated by the Employer in the Adoption Agreement.

With the exception of the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund, the Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies any requirements of the Plan applicable to such Investment Funds. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of the Plan.

The Employer will designate in the Adoption Agreement which of the Investment Funds described therein will be made available to Members and the terms and conditions under which such Funds will operate with respect to employee direction of allocations to and among such designated Funds and the types of contributions and/or deferrals eligible for investment therein.

SECTION 4.2  MEMBER DIRECTED INVESTMENTS
             ---------------------------

To the extent permitted by the Employer as set forth in the Adoption Agreement, each Member shall direct in writing that his contributions and deferrals, if any, and the contributions made by the Employer on his behalf shall be invested (a) entirely in any one of the Investment Funds made available by the Employer, or (b) among the available Investment Funds in any combination of multiples of 1%. If a Member has made any Rollover contributions in accordance with Article III, Section 3.3, such Member may elect to apply separate investment directions to such rollover amounts. Any such investment direction shall be followed by the TPA until changed. Subject to the provisions of the following paragraphs of this Section, as designated in the Adoption Agreement, a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in each of the available Investment Funds by filing written notice with the TPA. Such directed change(s) will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the TPA or as soon as administratively practicable thereafter. If the Adoption Agreement provides for Member directed
investments, and if a Member does not make a written designation of an Investment Fund or Funds, the Employer or its designee shall direct the Trustee to invest all amounts held or received on account of the such Member in the Investment Fund which in the opinion of the Employer best protects principal.

Except as otherwise provided below, a Member may not direct a transfer from the Stable Value Fund to the Government Money Market Fund. A Member may direct a transfer from the 500 Stock Index Fund, the Midcap 400 Stock Index Fund, and/or the Employer Stock Fund to the Government Money Market Fund provided that amounts previously transferred from the Stable Value Fund to the 500 Stock Index Fund, the Midcap 400 Stock Index Fund or the Employer Stock Fund remain in such Funds for a period of three months prior to being transferred to the Government Money Market Fund.

SECTION 4.3  EMPLOYER SECURITIES
             -------------------

If the Employer so elects in the Adoption Agreement, the Employer and/or Members may direct that contributions will be invested in Qualifying Employer Securities (within the meaning of Section 407(d)(5) of ERISA) through the Employer Stock Fund.


                      ARTICLE V
        MEMBERS' ACCOUNTS, UNITS AND VALUATION


The TPA shall establish and maintain an Account for each Member showing his interests in the available Investment Funds, as designated by the Employer in the Adoption Agreement. The interest in each Investment Fund shall be represented by Units.


As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each available Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions and/or deferrals by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Trustee by (b) the Unit value of such Investment Fund.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each available Investment Fund by that Investment Fund's Unit
Value on such date and aggregating the results.


                      ARTICLE VI
                   VESTING OF UNITS


SECTION 6.1  VESTING OF MEMBER CONTRIBUTIONS AND/OR DEFERRALS
             ------------------------------------------------

All Units credited to a Member's Account based on after-tax contributions and/or 401(k) deferrals made by the Member and any earnings related thereto (including any rollover contributions allocated to a Member's Account under the Plan and any earnings thereon) and, as provided in Section 3.9, Employer qualified nonelective contributions made on behalf of such Member shall be immediately and fully vested in him at all times.

SECTION 6.2  VESTING OF EMPLOYER CONTRIBUTIONS
             ---------------------------------

The Employer may, at its option, elect one of the available vesting schedules described herein for each of the employer contribution types applicable to the Plan as designated in the Adoption Agreement.

SCHEDULE 1: All applicable Units shall immediately and fully vest. If the eligibility requirement(s) selected by the Employer under Article II require(s) that an Employee complete a period of Employment which is longer than 12 consecutive months, this vesting
             Schedule 1 shall be automatically applicable.

SCHEDULE 2: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

        Completed                    Vested
    Years of Employment             Percentage
    -------------------             ----------
       Less than 2                    0%
       2 but less than 3             20%
       3 but less than 4             40%
       4 but less than 5             60%
       5 but less than 6             80%
       6 or more                    100%

SCHEDULE 3: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:


        Completed                    Vested
    Years of Employment             Percentage
    -------------------             ----------
      Less than 5                      0%
      5 or more                      100%

SCHEDULE 4: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

        Completed                    Vested
    Years of Employment             Percentage
    -------------------             ----------
      Less than 3                      0%
      3 or more                      100%

SCHEDULE 5: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

        Completed                    Vested
    Years of Employment             Percentage
    -------------------             ----------
      Less than 1                      0%
      1 but less than 2               25%
      2 but less than 3               50%
      3 but less than 4               75%
      4 or more                      100%

SCHEDULE 6: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

        Completed                    Vested
    Years of Employment             Percentage
    -------------------             ----------
      Less than 3                      0%
      3 but less than 4               20%
      4 but less than 5               40%
      5 but less than 6               60%
      6 but less than 7               80%
      7 or more                      100%

SCHEDULE 7: All applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth in the Adoption Agreement created by the Employer in accordance with applicable law.


Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that
(i) the Member dies while in active Employment and the TPA has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, and the TPA has received notification of Disability, or
(iii) the Member has attained Normal Retirement Age.

Except as otherwise provided hereunder, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Sections 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or, in the case of a change or amendment to the vesting schedule, any Member who has completed at least 3 Years of Employment with the Employer may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment (a "Vesting Election"). Any Vesting Election made under this Subparagraph shall be made by notifying the TPA in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan which serves as a successor plan is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates:
(i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the TPA; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any election made pursuant to this Subparagraph shall be irrevocable.

To the extent permitted under the Code and Regulations, the Employer may, at its option, elect to treat all Members who are eligible to make a Vesting Election as having made such Vesting Election. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

SECTION 6.3  FORFEITURES
             -----------

If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his Years of Employment prior to the Break(s) in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one year Breaks in Service, any Units forfeited from his Account shall be restored to his Account, including all interest

accrued during the intervening period; provided, however, that if such a Member has received a distribution pursuant to Article VII, his Account Units shall not be restored unless he repays the full amount distributed to him to the Plan before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The Units restored to the Member's Account will be valued on the Valuation Date coinciding with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the TPA. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and
(ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years of Service prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment, and his Years of Employment prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

Forfeited amounts, as defined in the preceding paragraph, shall be made available to the Employer, through transfer from the Member's Account to the Employer Credit Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service, or (2) the date of the Member's termination of Employment, if the Member then has no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses for that Contribution Determination Period, (ii) offset any contributions to be made by the Employer for that Contribution Determination Period or
(iii) be allocated to all eligible Members deemed to be employed as of the last day of the Contribution Determination Period.
The Employer Credit Account, referenced in this Subparagraph, shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code and (ii) Employer contributions made in advance of the date allocable to Members, if any.


                     ARTICLE VII
             WITHDRAWALS AND DISTRIBUTIONS


SECTION 7.1  GENERAL PROVISIONS
             ------------------

The Employer will define in the Adoption Agreement the terms and conditions under which withdrawals and distributions will be permitted under the Plan. All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Article XI. The amount of payment will be determined in accordance with the Unit values on the Valuation Date coinciding with or next following the date proper notice is filed with the TPA, unless following such Valuation Date a decrease in the Unit values of the Member's investment in any of the available Investment Funds occurs prior to the date such Units of the Member are redeemed in which case that part of the payment which must be provided through the sale of existing Units shall equal the value of such Units determined on the date of redemption which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the TPA.
The redemption date Unit value with respect to a Member's investment in any of the available Investment Funds shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Investment Fund on the date the Member's investment is redeemed.
Except where otherwise specified, payments provided under this Article will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

Any partial withdrawal shall be deemed to come:

 . First from the Member's after-tax contributions made prior to January 1, 1987.

 . Next from the Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

 . Next from the Member's rollover contributions plus earnings thereon.

 . Next from the Employer matching contributions plus earnings thereon.

 . Next from the Employer supplemental contributions plus earnings thereon.

 . Next from the Employer basic contributions plus earnings
  thereon.

 . Next from the Member's 401(k) deferrals plus earnings thereon.

 . Next from the Employer qualified nonelective contributions plus earnings thereon.

 . Next from the Employer profit sharing contributions plus earnings thereon.

SECTION 7.2  WITHDRAWALS WHILE EMPLOYED
             --------------------------

The Employer may, at its option, permit Members to make withdrawals from one or more of the portions of their Accounts while employed by the Employer, as designated in the Adoption
Agreement, under the terms and provisions described herein.

VOLUNTARY WITHDRAWALS - To the extent permitted by the Employer as specified in the Adoption Agreement, a Member may voluntarily withdraw some or all of his Account (other than his 401(k) deferrals and Employer qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in Employment by filing a notice of withdrawal with the TPA; provided, however, that in the event his Employer has elected to provide annuity options under Section 7.3, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Section 7.3). Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Member's Account and the remainder of the Member's Account. This restriction shall not, however, apply to a withdrawal under this Section in conjunction with a hardship withdrawal.

Notwithstanding the foregoing paragraph, a Member may not withdraw any matching, basic, supplemental, profit sharing or qualified nonelective contributions made by the Employer under
Article III unless (i) the Member has completed 60 months of participation in the Plan; (ii) the with-drawal occurs at least 24 months after such contributions were made by the Employer;
(iii) the Employer terminates the Plan without establishing a qualified successor plan; or (iv) the Member dies, is disabled, retires, attains age 59 1/2 or terminates Employment. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

HARDSHIP WITHDRAWALS - If designated by the Employer in the Adoption Agreement, a Member may make a withdrawal of his 401(k) deferrals, Employer qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 59 1/2, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. For the purposes of this Article, the
term "immediate and heavy financial need" shall be limited to the need of funds for (i) the payment of medical expenses (described in Section 213(d) of the Code) incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Section 152 of the Code), (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or
(iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence. For purposes of this Article, a distribution generally may be treated as "necessary to satisfy a financial need" if the Plan Administrator reasonably relies upon the Member's written representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's available assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member contributions and/or deferrals pursuant to
Article III of the Plan, to the extent such contributions and/or deferrals are permitted by the Employer, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Article shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Plan Administrator by the Member.

Notwithstanding the foregoing, no amounts may be withdrawn on account of hardship pursuant to this Article prior to a Member's withdrawal of his other available Plan assets without regard to any other withdrawal restrictions adopted by the Employer.

SECTION 7.3  DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT
             --------------------------------------------

In accordance with the provisions for distributions designated by the Employer in the Adoption Agreement, a Member who terminates Employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 70 1/2. Except as otherwise provided, only one distribution under this Section 7.3 may be made in any Plan Year and any amounts paid under this Article may not be returned to the Plan.

Any distribution made under this Section 7.3 requires that a Request for Distribution be filed with the TPA. If a Member does not file such a Request, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 unless otherwise provided by law.

LUMP SUM PAYMENTS - A Member may request a distribution of all or a part of his Account no more frequently than once per calendar year by filing the proper Request for Distribution with the TPA. In the event the Employer has elected to provide an annuity option under the Plan, no distributions may be made from a married Member's Account without the written consent of such married Member's spouse (which consent shall be subject to the procedures set forth below).

INSTALLMENT PAYMENTS - To the extent designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to be paid in up to 20 annual installments, provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy and if a Member attempts such an election, the TPA shall deem him to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy. The amount of each installment will be equal to the value of the total Units in the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining annual installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of his Request for Distribution and on each anniversary thereafter subject to applicable Regulations under Code Section 401(a)(9). Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the procedure for making such distributions described below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the TPA, the Member may withdraw the balance of the Units in his Account in a lump sum at any time, notwithstanding the fact that the Member previously received a distribution in the same calendar year.

ANNUITY PAYMENTS - The Employer may, at its option, elect to provide an annuity option under the Plan. To the extent so designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to have the value of his total Account be paid as an annuity secured for the Member by the Plan Administrator through a Group Annuity Contract adopted by the Plan. In the event the Employer elects to provide the annuity option, the following provisions shall apply:

UNMARRIED MEMBERS -Any unmarried Member who has terminated his Employment may elect, in lieu of any other available payment option, to receive a benefit payable by purchase of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity

for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

MARRIED MEMBERS - Except as otherwise provided below, (i) any married Member who has terminated his Employment shall receive a benefit payable by purchase of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined below, and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined below. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent requirements described herein.

For purposes of this Section 7.3, the term "Qualified Joint and Survivor Annuity" means a benefit providing an annuity for the life of the Member, ending with the payment due on the last day of the month coinciding with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coinciding with or preceding the date of such Surviving Spouse's death.

For purposes of this Section 7.3, the term "Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's Account balance as of the Valuation Date coin-ciding with or preceding the date of his death. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the TPA or (ii) the date the Member would have reached Normal Retirement Age had he lived.

The TPA shall furnish or cause to be furnished, to each married Member with an Account subject to this Section 7.3, explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity. A Member may, with the written consent of his Spouse (unless the TPA makes a written determination in accordance with the Code and the Regulations that no such consent is

required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on the date payment of his benefit commences; and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the TPA and shall be notarized.

Notwithstanding the preceding provisions of this Section 7.3, any benefit of $3,500, subject to the limits of Article X, or less, shall be paid in cash in a lump sum in full settlement of the Plan's liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the TPA's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this
Section 7.3.

Solely to the extent required under applicable law and regulations, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Subparagraph, a Distributee may elect, at the time and in the manner prescribed by the TPA, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Subparagraph, the following terms shall have the following meanings:

  ELIGIBLE ROLLOVER DISTRIBUTION - Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
  Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross
  income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

  ELIGIBLE RETIREMENT PLAN - An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

  DISTRIBUTEE - A Distributee may be (i) an Employee, (ii) a former Employee, (iii) an Employee's Surviving Spouse, (iv) a former Employee's Surviving Spouse, (v) an Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or (vi) a former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with respect to the interest of the Spouse or former Spouse.

  DIRECT ROLLOVER - A payment by the Plan to the Eligible
  Retirement Plan specified by the Distributee.

SECTION 7.4  DISTRIBUTIONS DUE TO DISABILITY
             -------------------------------

A Member who is separated from Employment by reason of a dis-ability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act or (ii) approved for disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, shall be deemed to be disabled for all purposes under the Plan.

The Plan Administrator shall determine whether a Member is disabled in accordance with the terms of the immediately preceding paragraph; provided, however, approval of Disability is conditioned upon notice to the Plan Administrator of such Member's Disability within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed above.

Upon determination of Disability, a Member may withdraw his total Account balance under the Plan and have such amounts paid to him in accordance with the applicable provisions of this
Article VII, as designated by the Employer. If a disabled Member becomes reemployed subsequent to
withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

SECTION 7.5  DISTRIBUTIONS DUE TO DEATH
             --------------------------

Subject to the provisions of Section 7.3 above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the TPA's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

A Member may elect that upon his death, his Beneficiary, pursuant to this Section 7.5, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each available Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the Plan Administrator prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to receive distributions in accordance with this Article, except that any balance remaining in the deceased Member's Account must be distributed on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing, payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate.


SECTION 7.6  MINIMUM REQUIRED DISTRIBUTIONS
             ------------------------------

In no event may payment of a Member's Account begin later than April 1 of the year following the calendar year in which a Member attains age 70 1/2; provided, however, if a Member attained age 70 1/2 prior to January 1, 1988, except as otherwise provided below, any benefit payable to such Member shall commence no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires. Such benefit shall be paid, in accordance with the Regulations, over a period not extending beyond the life expectancy of such Member. Life expectancy for purposes of this Section shall not be recalculated annualy in accordance with the Regulations.

If a Member who is a 5% owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Member shall commence no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the earlier of (a) the calendar year within which the Member becomes a 5% owner or (b) the calendar year in which the Member retires. For purposes of the preceding sentence, 5% owner shall mean a 5% owner of such Member's Employer as defined in Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year. Distributions must continue to such Member even if such Member ceases to own more than 5% of the Employer in a subsequent year.


                     ARTICLE VIII
                     LOAN PROGRAM


SECTION 8.1  GENERAL PROVISIONS
             ------------------

An Employer may, at its option, make available the loan program described herein for any Member (and, if applicable under Section 8.8 of this Article, any Beneficiary), subject to ap-plicable law. The Employer shall so designate its adoption of the loan program and the terms and provisions of its operation in the Adoption Agreement. In the event that the Employer has elected to provide an annuity option under Article VII or amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse (in accordance with the spousal consent rules set forth under Section 7.3). In the event the Employer elects to permit loans to be made from rollover contributions and earnings thereon, as designated in the Adoption Agreement, loans shall be available from the Accounts of any Employees of the Employer who have not yet become Members. Only one loan may be made to a Member in the Plan Year.

SECTION 8.2  LOAN APPLICATION
             ----------------

Subject to the restrictions described in the paragraph immediately following, a Member in Employment may borrow from his Account in each of the available Investment Funds by filing a loan application with the TPA. Such application (hereinafter referred to as a "completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and
(ii) provide such information and documentation as the TPA shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were submitted, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII of the Plan.

The Employer shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the TPA's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

The TPA shall, in accordance with the established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Member of such approval or disapproval. Notwithstanding the foregoing, the TPA may defer its review of a completed application, or defer payment of the proceeds of an approved loan, if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

Subject to the preceding paragraph and Section 8.6, upon approval of a completed application, the TPA shall cause payment of the loan to be made from the available Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The TPA shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

SECTION 8.3  PERMITTED LOAN AMOUNT
             ---------------------

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50% of the value of the Member's vested portion of his Account available for borrowing as of the Valua-tion Date on or next following the date on which the TPA receives the completed application for the loan and all other required documents. The maximum amount available for a loan for purposes of item (b) of the preceding sentence shall be determined by valuing the Member's interest in that portion of his Account from which the loan will be deducted as of the applicable Valuation Date. In determining the maximum amount that a Member may borrow, all vested assets of his Account, regardless of whether any particular portion of his Account is actually available for the loan, will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans, in no event shall the amount of the loan exceed the value of such portion of the Member's Account from which loans are permissible.

SECTION 8.4  SOURCE OF FUNDS FOR LOAN
             ------------------------

The amount of the loan will be deducted from the Member's Account in the available Investment Funds in accordance with
Section 8.2 of this Article and the Plan procedures for determining the amount of payments made under Article VII. Loans shall be deemed to come (to the extent the


Employer permits Members to take loans from one or more of the portions of their Accounts, as designated in the Adoption
Agreement):

 . First from the Employer profit sharing contributions plus earnings thereon.

 . Next from the Employer qualified nonelective contributions plus earnings thereon.

 . Next from the Member's 401(k) deferrals plus earnings thereon.

 . Next from the Employer basic contributions plus earnings thereon.

 . Next from the Employer supplemental contributions plus earnings thereon.

 . Next from the Employer matching contributions plus earnings thereon.

 . Next from the Member's rollover contributions plus earnings thereon.

 . Next from the Member's after-tax contributions made after December 31,1986 plus earnings on all of the Member's after-tax contributions.

 . Next from the Member's after-tax contributions made prior to January 1,1987.

SECTION 8.5  CONDITIONS OF LOAN
             ------------------

Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months, unless the purpose of the loan is for the purchase of a primary residence, in which case the loan may be for not more than 180 months.

The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Account, determined as of the origination of such loan.

SECTION 8.6  CREDITING OF REPAYMENT

Upon lending any amount to a Member, the TPA shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account. Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the available Investment Funds, in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 8.5 of this Article, less 2%. The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to the portions of the Member's Account on the basis of a reverse ordering of the manner in which the loan was originally distributed to the Member.

SECTION 8.7  CESSATION OF PAYMENTS ON LOAN
             -----------------------------

If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 12 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows any of his 401(k) deferrals and any of the earnings attributable thereto may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

Except as provided below, upon a Member's termination of Employment, death or Disability, or the Employer's termination of the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter which contains the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date.

SECTION 8.8  LOANS TO FORMER MEMBERS
             -----------------------

Notwithstanding any other provisions of this Article VIII, a member who terminates Employment for any reason shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a terminated Member. In addition, a terminated Member may elect to initiate a new loan from his Account, subject to the conditions otherwise described in this Article VIII. If any terminated Member who continues to make repayments or who borrows from his Account pursuant to this Section 8.8 fails to make a scheduled monthly installment payment by the last day of the calendar quarter following the calendar quarter which contains the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

                     ARTICLE IX
ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES


SECTION 9.1  FIDUCIARIES
             -----------

The following persons are Fiduciaries under the Plan.

a) The Trustee,

b) The Employer,

c) The Plan Administrator or committee, appointed by the Employer pursuant to this Article IX of the Plan and designated as the "Named Fiduciary" of the Plan and the Plan
   Administrator, and

d) Any Investment Manager appointed by the Employer as provided in Section 9.4.

Each of said Fiduciaries shall be bonded to the extent required by ERISA.

The TPA is not intended to have the authority or responsibilities which would cause it to be considered a Fiduciary with respect to the Plan unless the TPA otherwise agrees to accept such authority or responsibilities in a service agreement or otherwise in writing.

SECTION 9.2  ALLOCATION OF RESPONSIBILITIES AMONG THE
             FIDUCIARIES
             ----------------------------------------

a) The Trustee
   -----------

 The Employer shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Employer. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (b) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan; (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract,
 general, commingled or individual investment accounts; or
 (iii) wholly or partly in securities issued by an investment company registered under the Investment Company Act of 1940. Subject to the provisions of Article XI, the Employer may from time to time and without the consent of any Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Employer may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Plan Administrator or TPA.

 The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employer, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the TPA in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the Plan), such compensation of the Trustee as may be agreed upon from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee or the Employer.

b) The Employer
   ------------

 The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility:

 (1)     to amend the Plan;

 (2) to merge and consolidate the Plan with all or part of the assets or liabilities of any other plan;

 (3)     to appoint, remove and replace the Trustee and the Plan
         Administrator and to monitor their performances;

 (4)     to appoint, remove and replace one or more Investment
         Managers, or to refrain from such appointments, and to monitor their performances;

 (5)     to communicate such information to the Plan
         Administrator, TPA, Trustee and Investment Managers as they may need for the proper performance of their duties; and

 (6) to perform such additional duties as are imposed by law.

 Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act, it shall be done and performed by an officer thereunto duly authorized by its Board of Directors.

c)  The Plan Administrator
    ----------------------

 The Plan Administrator shall have responsibility and discretionary authority to control the operation and administration of the Plan in accordance with the provisions of Article IX of the Plan, including, without limiting, the generality of the foregoing:

 (1) the determination of eligibility for benefits and the amount and certification thereof to the Trustee;

 (2) the hiring of persons to provide necessary services to the Plan;

 (3) the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

 (4) the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency; and

 (5) the compliance with all disclosure requirements imposed by state or federal law.

d)  The Investment Manager
    ----------------------

 Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.


SECTION 9.3  NO JOINT FIDUCIARY RESPONSIBILITIES
             -----------------------------------

This Article IX is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such Fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one Fiduciary is required to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other Fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

SECTION 9.4  INVESTMENT MANAGER
             ------------------

The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a Fiduciary with respect to the Plan,
(b) bonded as required by ERISA, and (c) either (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. Said vote shall be evidenced by a certificate in writing signed by the duly authorized officer of the Board and shall become effective on the date specified in such certificate but not before delivery to the Trustee of a copy of such certificate, together with a written acknowledgement by such Investment Manager of the facts specified in the second sentence of this Section.

SECTION 9.5  ADVISOR TO FIDUCIARY
             --------------------

A Fiduciary may employ one or more persons to render advice concerning any responsibility such Fiduciary has under the Plan and related Trust Agreement.

SECTION 9.6  SERVICE IN MULTIPLE CAPACITIES
             ------------------------------

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, specifically including service both as Plan Administrator and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to
Section 411 of ERISA.

SECTION 9.7  APPOINTMENT OF PLAN ADMINISTRATOR
             ---------------------------------

The Employer shall designate the Plan Administrator in the Adoption Agreement. The Plan Administrator may be an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), the Board of the Employer, or the Employer itself. Except as the Employer shall otherwise expressly determine, the Plan Administrator shall be charged with the full power and responsibility for administering the Plan in all its details.
If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator. The Plan Administrator may be removed by the Employer or may resign by giving written notice to the Employer, and, in the event of the removal, resignation, death or other termination of service of the Plan Administrator, the Employer shall, as soon as is practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

SECTION 9.8  POWERS OF THE PLAN ADMINISTRATOR
             --------------------------------

The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall have the discretionary authority to determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.

SECTION 9.9  DUTIES OF THE PLAN ADMINISTRATOR
             --------------------------------

The Plan Administrator shall keep on file a copy of the Plan and the Trust Agreement(s), including any subsequent amendments, and all annual reports of the Trustee(s), and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction,

for examination by Members in the Plan during reasonable business hours. Upon request by any Member, the Plan
Administrator shall furnish him with a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year.

SECTION 9.10 ACTION BY THE PLAN ADMINISTRATOR
             --------------------------------

In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.

SECTION 9.11 DISCRETIONARY ACTION
             --------------------

Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Member, Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.

SECTION 9.12 COMPENSATION AND EXPENSES OF PLAN ADMINISTRATOR
             -----------------------------------------------

Employees of the Employer shall serve without compensation for services as Plan Administrator, but all expenses of the Plan
Administrator shall be paid by the Employer.   Such expenses
shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such compensation as the Employer shall determine.

SECTION 9.13 RELIANCE ON OTHERS
             ------------------

The Plan Administrator and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee(s), upon all certificates and reports made by an accountant or actuary selected by the Plan Administrator and approved by the Employer and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Employer, and the Plan Administrator and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee(s), accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, and Former Members and their Beneficiaries, and all other persons.


SECTION 9.14 SELF INTEREST
             -------------

No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Employer.

SECTION 9.15 PERSONAL LIABILITY - INDEMNIFICATION
             ------------------------------------

The Plan Administrator shall not be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Plan Administrator, the Employer, nor any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employer, or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Article IX shall not be determinative of any breach of fiduciary duty hereunder.

The Employer will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Member or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred in the course of the person's service as Plan Administrator, officer of the Employer or member of the Board or was within the scope of the Employment of any Employee of the Employer or in connection with a service provided without compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination, made in good faith and not arbitrarily or capriciously, shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer, or any other person, or other source of indemnification.

SECTION 9.16 INSURANCE
             ---------

The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trustee from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the

person who breaches his fiduciary responsibility. Nothing in this Article IX shall prevent the Plan Administrator or the Employer, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy by such insurance company.

SECTION 9.17 CLAIMS PROCEDURES
             -----------------

Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

SECTION 9.18 CLAIMS REVIEW PROCEDURES
             ------------------------

In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice described in this
Section 9.18 in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can request further consideration and review of the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to Section 9.17 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in Section
9.17. The Plan Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Plan Administrator), the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based. For all purposes under the Plan, such decision on claims (where
no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.


                      ARTICLE X
               MISCELLANEOUS PROVISIONS


SECTION 10.1 GENERAL LIMITATIONS
             -------------------

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and/or deferrals and the Employer's contributions.

    For purposes of this Section 10.1, a Member's contributions shall be determined without regard to any rollover contributions as provided in Section 402(a)(5) of the Code.

(B) Annual additions to a Member's Account in respect of any Plan Year may not exceed the limitations set forth in
    Section 415 of the Code, which are incorporated herein by reference. For these purposes, "annual additions" shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve-consecutive-month period is designated pursuant to a resolution adopted by the Employer and designated in the Adoption Agreement. If a Member in the Plan also participates in any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Employer or any of its Affiliates, in the event that in any Plan Year the sum of the Member's "defined benefit fraction" (as defined in Section 415(e)(2) of the Code) and the Member's "defined contribution fraction" (as defined in Section 415(e)(3) of the Code) exceeds 1.0, the benefit under such defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or those plans, so that the sum of such fractions in respect of the Member will not exceed 1.0. If this reduction does not ensure that the limitation set forth in this Paragraph
    (B) is not exceeded, then the annual addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

(C) In the event that, due to forfeitures, reasonable error in estimating a Member's compensation, or other limited facts and circumstances, total contributions and/or deferrals to a Member's Account are found to exceed the limitations of this Section, the TPA, at the direction of the Plan Administrator, shall cause contributions made under Article III in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect
    to those returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member's annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member's Article III contributions, with earnings thereon, if any, have been refunded to such Member, any Employer supplemental and/or profit sharing contribution to be allocated to such Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are Employees in Employment as of the last day of the Contribution Determination Period as determined under the Adoption Agreement and allocated in the same proportion that each such Member's Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the TPA may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer. If, with respect to any Contribution Determination Period, there is an excess profit sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Credit Account and made available to the Employer pursuant to the terms of Article
    VI. The TPA, at the direction of the Plan Administrator, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members' Accounts meet the requirements of this Section.

(D) In addition to the steps set forth in Paragraph (C) of this Section, the Employer may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this Section 10.1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commences and shall take appropriate action to reallocate the annual contributions which would otherwise have been made but for the application of this Section.

(E) Membership in the Plan shall not give any Employee the right to be retained in the Employment of the Employer and shall not affect the right of the Employer to discharge any Employee.

(F) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Employer nor the Trustee guarantees that upon withdrawal, the value of a Member's Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

(G) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(H) The Trust Fund shall be the sole source of payments under the Plan and the Employer, Plan Administrator and TPA assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment.


SECTION 10.2 TOP HEAVY PROVISIONS
             --------------------

The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of
the preceding Plan Year.   The provisions of this Section 10.2
shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

(A) For purposes of this Section 10.2, the following terms shall have the meanings set forth below:

  (1) "AFFILIATE" shall mean any entity affiliated with the Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS
      Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions,
      Section 415(h) of the Code shall apply.

  (2) "AGGREGATION GROUP" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the TPA, at the direction of the Plan Administrator, may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

  (3) "KEY EMPLOYEE" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations thereunder. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31,

      1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in Section 414(s) of the Code, or to the extent required by the Code or the IRS Regulations,
      Section 1.415-2(d) of the IRS Regulations.

  (4) "NON-KEY EMPLOYEE" shall mean a "Non-Key Employee" as defined in Section 416(i)(2) of the Code and the IRS
      Regulations thereunder.

  (5) "TOP HEAVY PLAN" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and the IRS
      Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to each mployee (other than a Key Employee) who has satisfied the ligibility requirement(s) of Article II,
      Section 2, and who is in service at the end of the Plan Year, shall not be less than the lesser of (i) 3% of such eligible Employee's compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

(C) If the Plan is a Top Heavy Plan for any Plan Year, and the Employer has elected vesting Schedule 3 or 6 under Article VI, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, in the Units allocated to his Account shall not be less than the percentage determined in accordance with the following schedule:

                  Completed Years of         Vested
                     Employment            Percentage
                  ------------------       ----------
                  Less than 2                    0%
                  2 but less than 3             20%
                  3 but less than 4             40%
                  4 but less than 5             60%
                  5 or more                    100%

(D)(1)For each Plan Year that the Plan is a Top Heavy Plan,
      1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 415(e) of the Code.

  (2) If, after substituting "90%" for "60%" wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of Subparagraph (1) of this Paragraph (D) shall not be applicable if the minimum Employer contribution allocable to any Member who is a Non-Key Employee as specified in Paragraph (B) of this Section is determined by substituting "4%" for 3%.

(E) The TPA shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section 10.2 by taking into account the benefits payable and the contributions made under any other qualified plan maintained by the Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

SECTION 10.3 INFORMATION AND COMMUNICATIONS
             ------------------------------

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the TPA with such information and data as may be considered necessary by the TPA. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the TPA, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the TPA. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his Employment and termination thereof, may be accepted and relied upon by the TPA. All communications from the Employer or the Trustee to a Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

SECTION 10.4 SMALL ACCOUNT BALANCES
             ----------------------

Notwithstanding the foregoing provisions of the Plan, if the value of all portions of a Member's Account under the Plan, when aggregated, is equal to or exceeds $3,500, then the Account will not be distributed without the consent of the Member prior to age 65 (at the earliest), but if the aggregate value of all portions of his Account is less than $3,500, then his Account will be distributed as soon as practicable following the termination of Employment by the Member.

SECTION 10.5 AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES
             --------------------------------------------------

If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

SECTION 10.6 NON-ALIENATION OF AMOUNTS PAYABLE
             ---------------------------------

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Employer, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator, in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under Article VII, and no loans granted under Article VIII, if the TPA has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Plan Administrator within the time period prescribed for such review by the IRS Regulations.

SECTION 10.7 UNCLAIMED AMOUNTS PAYABLE
             -------------------------

If the TPA cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the TPA or Plan Administrator written claim therefor, the Plan Administrator may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for recrediting the payment if such person subsequently makes a claim therefor.

SECTION 10.8 LEAVES OF ABSENCE
             -----------------

(A) If the Employer's personnel policies allow leaves of absence for all similarly situated Employees on a uniformly available basis under the circumstances described in Paragraphs (B)(1)-(4) below, then contribution allocations and vesting service will continue to the extent provided in Paragraphs (B)(1)-(4).

(B) For purposes of the Plan, there are only four types of approved Leaves of Absence:

  (1) Non-military leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III or forfeitures under Article VI, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

  (2) Non-military leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

  (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

  (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

SECTION 10.9 RETURN OF CONTRIBUTIONS TO EMPLOYER
             -----------------------------------

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, the Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

(C) In the event that the IRS determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The contributions returned under (A), (B) or (C) above may not include any gains on such excess contributions, but must be reduced by any losses.

SECTION 10.10  CONTROLLING LAW
               ---------------

The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York.

                      ARTICLE XI
                AMENDMENT & TERMINATION


SECTION 11.1 GENERAL
             -------
While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time at the discretion of its Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Member existing prior to such amendment. Subject to the terms of the Adoption Agreement, written notice of such amendment or termination as resolved by the Board shall be given to the Trustee, the Plan Administrator and the TPA. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

SECTION 11.2 TERMINATION OF PLAN AND TRUST
             -----------------------------

This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

SECTION 11.3 LIQUIDATION OF TRUST ASSETS IN THE EVENT OF
             TERMINATION
             -------------------------------------------

In the event that the Employer's Board of Directors shall decide to terminate the Plan, or, in the event of complete cessation of Employer contributions, the rights of Members to the amounts standing to their credit in their Accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Trust in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to Members and their Beneficiaries upon retirement, Disability, death or termination of Employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination and proportionately adjust Members' Account balances; (d) distribute such assets in cash to the credit of their respective Accounts as of the notification of the termination date; and (e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination shall be required to accept distribution in any form other than cash.

SECTION 11.4 PARTIAL TERMINATION
             -------------------

The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the

Plan assets attributable to the Members affected by such partial termination and the provisions of Section 11.3 shall apply with respect to such portion as if it were a separate fund.

SECTION 11.5 POWER TO AMEND

(A) Subject to Section 11.6, the Employer, through its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of such contributions, to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust Fund. Further, the Employer may (i) change the choice of options in the Adoption Agreement; (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and (iii) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan or any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will be considered to have an individually designed plan.

     Any amendment shall become effective upon the vote of the Board of Directors of the Employer, unless such vote of the Board of Directors of the Employer specifies the effective date of the amendment.

     Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

(B) The Employer expressly recognizes the authority of the Sponsor, Pentegra Services, Inc., to amend the Plan from time to time, except with respect to elections of the Employer in the Adoption Agreement, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and such amendment shall become effective as of the date of such instrument. No such amendment shall in any way impair, reduce or affect any Member's vested and nonforfeitable rights in the Plan and Trust.

SECTION 11.6 SOLELY FOR BENEFIT OF MEMBERS, TERMINATED MEMBERS
             AND THEIR BENEFICIARIES
--------------------------------------------------------------

No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent assets of the Trust
Fund.

No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall be reduced by any amendment or be otherwise used for

or diverted to purposes other than the exclusive benefit of Members, retired Members, Former Members, and their
Beneficiaries, except as otherwise provided in Section 10.9 and under applicable law.

No amendment shall become effective which reduces the nonforfeitable percentage of benefit that would be payable to any Member if his Employment were to terminate and no amendment which modifies the method of determining that percentage shall be made effective with respect to any Member with at least three Years of Service unless such member is permitted to elect, within a reasonable period after the adoption of such amendment, to have that percentage determined without regard to such amendment.

SECTION 11.7 SUCCESSOR TO BUSINESS OF THE EMPLOYER

Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer by whatever form or manner resulting may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.

SECTION 11.8 MERGER, CONSOLIDATION AND TRANSFER

The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it terminated immediately before the merger, consolidation or transfer.

SECTION 11.9 REVOCABILITY

This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under
Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code. Accordingly, notwithstanding anything herein to the contrary, if a final ruling shall be received in writing from the IRS that the Plan does not initially qualify under the terms of Sections 401(a) and 501(a) of the Code, there shall be no vesting in any Member of assets contributed by the Employer and held by the Trustee under the Plan. Upon receipt of notification from the IRS that the Plan fails to qualify as aforesaid, the Employer reserves the right, at its
option, to either amend the Plan in such manner as may be necessary or advisable so that the Plan may so qualify, or to withdraw and terminate the Plan.

Upon the event of withdrawal and termination, the Employer shall notify the Trustee and provide the Trustee with a copy of such ruling and the Trustee shall transfer and pay over to the Employer all of the net assets contributed by the Employer pursuant to the Plan which remain after deducting the proper expense of termination and the Trust Agreement shall thereupon terminate. For purposes of this Article XI, "final ruling" shall mean either (1) the initial letter ruling from the District Director in response to the Employer's original application for such a ruling, or (2) if such letter ruling is unfavorable and a written appeal is taken or protest filed within 60 days of the date of such letter ruling, it shall mean the ruling received in response to such appeal or protest.

If the Plan is terminated, the Plan Administrator shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer nor its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the TPA a reasonable administrative fee to be determined by the TPA for each Member with a balance in his Account to defray the cost of implementing its termination. Where the Employer has terminated the Plan pursuant to this Article, the Employer may elect to transfer assets from the Plan to a successor plan qualified under Section 401(a) of the Code in which event the Employer shall remit to the TPA an additional administrative fee to be determined by the TPA to defray the cost of such transfer transaction.


           TRUSTS ESTABLISHED UNDER THE PLAN

Assets of the Plan are held in trust under separate Trust
Agreements with the Trustee or Trustees. Any Eligible Employee or Member may obtain a copy of these Trust Agreements from the Plan Administrator.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Plan by the Employer, the Employer has caused these presents to be executed on its behalf and its corporate seal to be hereunder affixed as of the _________day of __________, 19__.


ATTEST:


____________________________     By __________________________
             Clerk

                                     Pentegra

                                    108 Corporate Park Drive
                                    White Plains, NY 10603-3805
                                    Tel:   800-872-3473
                                    Fax:  914-694-9384

ADOPTION AGREEMENT
----------------------------------------------------------------
             For Baltimore County Savings Bank, F.S.B.
          Employees' Savings & Profit Sharing Plan and Trust









                                                 PENTEGRA

                  ADOPTION AGREEMENT
                          FOR
         BALTIMORE COUNTY SAVINGS BANK, F.S.B.
  EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST




Name of Employer:  Baltimore County Savings Bank, F.S.B.
                   ---------------------------------------------
Address:           4111 E. Joppa Road, Baltimore, MD 21236
                   ---------------------------------------------
Telephone Number:  410-256-5000
                   ---------------------------------------------
Contact Person:    Mr. William M. Loughran
                   ---------------------------------------------

Name of Plan:      Baltimore County Savings Bank, F.S.B.
                   ---------------------------------------------
                   Employees' Savings & Profit Sharing Plan
                   ---------------------------------------------
                   and Trust
                   ---------------------------------------------

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the Baltimore County Savings Bank, F.S.B. Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I.  EFFECT OF EXECUTION OF ADOPTION AGREEMENT

The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

1.  ____  Establishes as a new plan the Baltimore County
          Savings Bank, F.S.B. Employees' Savings &
          Profit Sharing Plan and Trust, effective __________,
          19___ (the "Effective Date").

2.   X    Amends its existing defined contribution plan
   -----  and trust (Baltimore County Savings Bank,
          F.S.B. 401(k) Retirement Plan) dated September
          1, 1994, in its entirety into the Baltimore
          County Savings Bank, F.S.B. Employees' Savings
          & Profit Sharing Plan and Trust, effective
          February 1, 1998, except as otherwise provided herein or in the Agreement (the "Effective
          Date").

II.   DEFINITIONS

A.  Employer

    1.  "Employer," for purposes of the Plan, shall mean:
        Baltimore County Savings Bank, F.S.B.
        ------------------------------------------------

    2.  The Employer is (choose whichever may apply):

        (a) _____ A member of a controlled group of corporations under Section 414(b) of the Code.
        (b) _____ A member of a group of entities under common control under Section 414(c) of the Code.
        (c) _____ A member of an affiliated 414(m) of the Code.
        (d) __X__ A corporation.
        (e) _____ A sole proprietorship or partnership.
        (f) _____ A Subchapter S corporation.

    3.  Employer's Taxable Year Ends on September 30.
                                        ------------
    4.  Employer's Federal Taxpayer Identification Number is
        52-0791958.
        ----------
    5.  Employer's Plan Number is (enter 3-digit number) 003.
                                                         ---
B.  "Entry Date" means the first day of the (choose 1 or 2):

    1. __X__ Calendar month coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section III.

    2. _____ Calendar quarter (January 1, April 1, July 1,
             October 1) coinciding with or next following the date the Employee satisfies the Eligibility requirements described in Section III.

    C. "Member" means an Employee enrolled in the membership of the Plan.

    D.  "Normal Retirement Age" means (choose 1 or 2):

        1. __X__ Attainment of age 65 (select an age not less than 55 and not greater than 65).

        2. _____ Later of: (i) attainment of age 65 or (ii) the fifth anniversary of the date the Member commenced participation in the Plan.

    E. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal
        Retirement Age.

    F. "Plan Year" means the twelve (12) consecutive month period ending on December 31 (month/day).

    G.  "Salary" for benefit purposes under the Plan means
        (choose 1, 2 or 3):

        1. __X__ Total taxable compensation as reported on Form W-2 (exclusive of any compensation deferred from a prior year).

        2. _____  Basic Salary only.

        3. _____ Basic Salary plus one or more of the following (if 3 is chosen, then choose (a), (b), (c) or (d), whichever shall apply):
                  (a)  Commissions not in excess of $_________
                  (b)  Commissions to the extent that Basic
                       Salary plus Commissions do not exceed
                       $________
                  (c)  Overtime
                  (d)  Overtime and bonuses

      Note: Member pre-tax contributions to a Section 401(k) plan are always included in Plan Salary.

            Member pre-tax contributions to a Section 125
            cafeteria plan are also to be included in Plan
            Salary, unless the Employer elects to exclude
            such amounts by checking this line      .

III. ELIGIBILITY REQUIREMENTS

     A. All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

         1. __X__  Employees who have not attained age 18.

         2. __X__ Employees who have not, during the 12 consecutive month period (1-11, 12 or 24) beginning with an Employee's Date of Employment, Date of Reemployment or any anniversary thereof, completed 1,000 number of Hours of Service (determined by multiplying the number of months above by 83 ).

                   Note:  Employers which permit Members to make
                          pre-tax elective deferrals to the
                          Plan (see V.A.3.) may not elect a 24
                          month eligibility period.

         3. __X__ Employees included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

         4. __X__ Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

         5. _____  Employees included in the following job
                   classifications:

                   (a) _____ Hourly Employees
                   (b) _____ Salaried Employees

         6. _____ Employees of the following employers which are aggregated under Section 414(b), 414(c) or 414(m) of the Code:

                   ____________________________________________
                   ____________________________________________
                   ____________________________________________



     Note: If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of:
            (i) the Effective Date or (ii) the first day of the calendar month or calendar quarter (as designated by the Employer in Section II.D.) coinciding with or immediately following the Employee's Date of Employment or, as applicable, Date of Reemployment.

     B. Such Eligibility Computation Period established above shall be applicable to (choose 1 or 2):

         1. __X__  Both present and future Employees.

         2. _____  Future Employees only.

     C. Such Eligibility requirements established above shall be (choose 1 or 2):

         1. __X__ Applied to the designated Employee group on and after the Effective Date of the Plan.

         2. _____  Waived for the consecutive monthly period
                   (may not exceed 12) beginning on the
                   Effective Date of the Plan.


IV.  HOURS OF EMPLOYMENT AND PRIOR EMPLOYMENT CREDIT

     A. The number of Hours of Employment with which an Employee or Member is credited shall be (choose 1 or 2):

         1. __X__  The actual number of Hours of Employment.
                   (Hour of Service Method)

         2. _____  83 1/3 Hours of Employment for every month of
                   Employment.  (Elapsed Time Method)

         Note: This election is relevant if you selected an eligibility requirement under III.A.2. or a vesting schedule under VIII.A. other than immediate vesting.

     B.  Prior Employment Credit:

     ___ Employment with the following entity or entities shall be included for eligibility and vesting purposes:

     Note:  If this Plan is a continuation of a Predecessor
            Plan, service under the Predecessor Plan shall be counted as Employment under this Plan.

            ___________________________________________________
            ___________________________________________________
            ___________________________________________________

V.  CONTRIBUTIONS

    Note: Annual Member pre-tax elective deferrals, Employer matching contributions, Employer basic contributions, Employer supplemental contributions, Employer profit sharing contributions and Employer Qualified Non-Elective contributions, in the aggregate, may not exceed 15% of all Members' Salary (excluding from Salary Member pre-tax elective deferrals).

    A. Employee Contributions (fill in 1 and/or 6 if applicable; choose 2 or 3; 4 or 5):

        1. __X__ The maximum amount of monthly contributions a Member may make to the Plan is 9 % (1-20) of the Member's monthly Salary.

        2. __X__ A Member may make pre-tax elective deferrals to the Plan, based on multiples of 1% of monthly Salary.

        3. _____  A Member may not make pre-tax elective
                  deferrals to the Plan.

        4. _____ A Member may make after-tax contributions to the Plan, based on multiples of 1% of monthly
                  Salary.

         5.__X__ A Member may not make after-tax contributions to the Plan.

         6.__X__  An Employee may allocate a rollover
                  contribution to the Plan prior to satisfying the Eligibility requirements described above.

    B.  A Member may change his or her contribution rate (choose
        1, 2 or 3):

        1. _____  1 time per pay period.
        2. __X__  1 time per calendar month.
        3. _____  1 time per calendar quarter.

    C. Employer Matching Contributions (fill in 1 if applicable; and choose 2, 3, 4 or 5):

        1. _____ The Employer matching contributions under 2, 3 or 4 below shall be based on the Member's contributions not in excess of 4 % (1-20 but not in excess of the percentage specified in
                  A.1. above) of the Member's Salary.

        2. __X__  The Employer shall allocate to each
                  contributing Member's Account an amount equal to 50% (based on 1% increments not to exceed
                  200%) of the Member's contributions for that month.

        3. _____  The Employer shall allocate to each
                  contributing Member's Account an amount
                  determined in accordance with the following schedule:

                 Years of Employment              Matching %
                 -------------------              ----------
                 Less than 3                        50%
                 At least 3, but less than 5        75%
                 5 or more                         100%

        4. _____  The Employer shall allocate to each
                  contributing Member's Account an amount
                  determined in accordance with the
                  following schedule:

                  Years of Employment             Matching %
                  -------------------             ----------
                  Less than 3                         100%
                  At least 3, but less than 5         150%
                  5 or more                           200%


        5. _____  No Employer matching contributions will
                  be made to the Plan.

    D.  Employer Basic Contributions (choose 1 or 2):

        1. _____ The Employer shall allocate an amount equal to % (based on 1% increments not to exceed 15%) of Member's Salary for the month to (choose
                  (a) or (b)):
                  (a) _____ The Accounts of all Members

                  (b) _____ The Accounts of all Members who were
                            employed with the Employer on the
                            last day of such month.

        2. __X__ No Employer basic contributions will be made to the Plan.

    E.  Employer Supplemental Contributions:

        The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

    F.  Employer Profit Sharing Contributions (Choose 1, 2, 3,
        4, or 5):

        1. __X__ No Employer Profit Sharing Contributions will be made to the Plan.

        Non-Integrated Formula
        ----------------------

        2. _____  Profit sharing contributions shall be
                  allocated to each Member in the same ratio as each Member's Salary during such Contribution
                  Determination Period bears to the total of such Salary of all Members.

        3. _____ Profit sharing contributions shall be allocated to each Member in the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members.

        Integrated Formula
        ------------------

        4. _____ Profit sharing contributions shall be allocated to each Member's Account in a uniform percentage (specified by the Employer as _____%) of each Member's Salary during the Contribution Determination Period up to the Social Security Taxable Wage Base as defined in Section _____ of the Plan ("Base Salary") for the Plan Year that includes such Contribution Determination Period, plus a uniform percentage(specified by the Employer as ____%) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

        5. _____ Profit sharing contributions shall be allocated to each Member's Account in a uniform percentage (specified by the Employer as _____%) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Salary for the Plan Year that includes such Contribution Determination Period, plus a uniform percentage (specified by the Employer as %) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with Article III of the Plan.

    G.  Allocation of Employer Profit Sharing Contributions:

        In accordance with Section V, G above, a Member shall be eligible to share in Employer Profit Sharing
        Contributions, if any, as follows (choose 1 or 2):

        1. _____ A Member shall be eligible for an allocation of Employer Profit Sharing Contributions for a
                  Contribution Determination Period in all events.

        2. _____ A Member shall be eligible for an allocation of Employer Profit Sharing Contributions for a Contribution Determination Period only if he or she (choose (a), (b) or (c) whichever shall apply):

                  (a) _____ is employed on the last day of the
                            Contribution Determination Period or
                            retired, died or became totally and
                            permanently disabled prior to the
                            last day of the Contribution
                            Determination Period.

                  (b) _____ completed 1,000 Hours of Employment
                            if the  Contribution Determination
                            Period is a period of 12 months (250
                            Hours of Employment if the
                            Contribution Determination Period is
                            a period of 3 months) or retired,
                            died or became totally and
                            permanently disabled prior to the
                            last day of the Contribution
                            Determination Period.

                  (c) _____ is employed on the last day of the
                            Contribution Determination Period
                            and, if such period is 12 months,
                            completed 1,000 Hours of Employment
                            (250 Hours of Employment if the
                            Contribution Determination Period is
                            a period of 3 months) or retired,
                            died or became totally and
                            permanently disabled prior to the
                            last day of the Contribution
                            Determination Period.
    H. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):

        1. __X__  The Plan Year.

        2. _____  The Employer's Fiscal Year (defined as the
                  Plan's "limitation year") being the twelve
                  (12) consecutive month period commencing
                  (month/day) and ending (month/day).

        3. ______ The three (3) consecutive monthly periods that comprise each of the Plan Year quarters.

        4. ______ The three (3) consecutive monthly periods that comprise each of the Employer's Fiscal Year quarters. (Employer's Fiscal Year is the twelve (12) consecutive month period commencing ____________ (month/day) and ending ___________ (month/day).)

    I.  Employer Qualified Nonelective Contributions:

        The Employer may make qualified nonelective contributions for any Plan Year in accordance with
        Section 3.9 of the Plan.

VI. INVESTMENT FUNDS

    The Employer hereby appoints Barclays Global Investors, N.A.
    to serve as Investment Manager under the Plan.

    The Employer hereby selects the following Investment Funds to be made available under the Plan (choose whichever shall apply) and consent to the lending of securities by such funds to brokers and other borrowers. The Employer agrees and acknowledges that the selection of Investment Funds made in this Section VI is solely its responsibility, and no other person, including the Sponsor or Investment Manager, has any discretionary authority or control with respect to such selection process. The Employer hereby holds Investment Manager harmless from, and indemnifies it against, any liability Investment Manager may incur with respect to such Investment Funds so long as Investment Manager is not negligent and has not breached its fiduciary duties.

    1. __X__  S&P 500 Stock Fund

    2. __X__  Stable Value Fund

    3. __X__  S&P MidCap Stock Fund

    4. __X__  Money Market Fund

    5. __X__  Government Bond Fund

    6. __X__  International Stock Fund

    7. __X__  Asset Allocation Funds (3)

              .  Income Plus
              .  Growth & Income
              .  Growth
    8. __X__  Baltimore County Savings Bank, F.S.B. Stock Fund
              (the "Employer Stock Fund")

    9. _____  (Name of Employer) Certificate of Deposit Fund

VII.  EMPLOYER SECURITIES

      A. If the Employer makes available an Employer Stock Fund pursuant to Section VI of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

         1. __X__ Each Member shall be entitled to direct the Plan Administrator as to the voting and tender offer rights involving Employer Stock held in such Member's Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

         2. ______ The Plan Administrator shall direct the Trustee as to the voting of all Employer Stock and as to all rights in the event of a tender offer involving such Employer Stock.


VIII.  INVESTMENT DIRECTION

       A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer as specified in Section VI of this Adoption Agreement; provided, however, that the following portions of a Member's Account must be invested in the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund (choose whichever shall apply):

           1. _____  Employer Profit Sharing Contributions
           2. _____  Employer Matching Contributions
           3. _____  Employer Basic Contributions
           4. _____  Employer Supplemental Contributions
           5. _____  Employer Qualified Nonelective
                     Contributions

       B. Amounts invested in the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund may not be transferred to any other
           Investment Fund.

           1. _____  Notwithstanding this election in B, a
                     Member may transfer such amounts upon
                     (choose whichever may apply):

                     (a)  the attainment of age ____ (insert 45
                          or greater)
                     (b)  the completion of ____ (insert 10 or
                          greater) years of employment
                     (c)  the attainment of age plus years of
                          employment equal to _____ (insert 55
                          or greater)

       C.  A Member may change his or her investment direction
           (choose 1,2, or 3):

           1. __X__  1 time per business day.
           2. _____  1 time per calendar month.
           3. _____  1 time per calendar quarter.

       D. If a Member fails to make an effective investment direction, the Member's contributions and employer contributions made on the Member's behalf shall be invested in Money Market Fund (insert one of the Investment Funds selected in Section VI of this Adoption Agreement).

IX.    VESTING SCHEDULES; YEARS OF EMPLOYMENT FOR VESTING
       PURPOSES

       A.   (Choose 1, 2, 3, 4, 5, 6 or   7)

                   Schedule      Years of Employment   Vested %
                   --------      -------------------   --------
            1. __  Immediate        Upon Enrollment      100%


                 Schedule        Years of Employment   Vested %
                 --------        -------------------   --------
          2._X_  2-6 Year Graded    Less than 2           0%
                                    2 but less than 3    20%
                                    3 but less than 4    40%
                                    4 but less than 5    60%
                                    5 but less than 6    80%
                                    6 or more           100%

          3.___  5-Year Cliff       Less than 5           0%
                                    5 or more           100%

          4.___  3-Year Cliff       Less than 3           0%
                                    3 or more           100%

          5.___  4-Year Graded      Less than 1           0%
                                    1 but less than 2    25%
                                    2 but less than 3    50%
                                    3 but less than 4    75%
                                    4 or more           100%

          6.___  3-7 Year Graded    Less than 3           0%
                                    3 but less than 4    20%
                                    4 but less than 5    40%
                                    5 but less than 6    60%
                                    6 but less than 7    80%
                                    7 or more           100%

          7.___  Other              Less than __          0%
                                    __ but less than __  __%
                                    __ but less than __  __%
                                    __ but less than __  __%
                                    __ but less than __  __%
                                    __ or more           100%

       B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3 and 4; or 5):

           1. Schedule ___ solely with respect to Employer matching contributions.

           2. Schedule ___ solely with respect to Employer basic contributions.

           3. Schedule ___ solely with respect to Employer supplemental contributions.

           4. Schedule ___ solely with respect to Employer profit sharing contributions.

           5. Schedule __X__ with respect to all Employer contributions.

           NOTE: Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer ontributions made to the Plan upon the earlier of (i) attainment of Normal Retirement Age, (ii) approval for disability or
                 (iii) death. In addition, a Member shall at all times have a 100% vested interest in the Employer Qualified Non-Elective Contributions, if any, and in the pre-tax elective deferrals and nondeductible after-tax Member Contributions.

       C.   Years of Employment Excluded for Vesting Purposes

            The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

            1. _____ Years of Employment during any period in which neither the Plan nor any predecessor plan was maintained by the Employer.

            2. __X__ Years of Employment of a Member prior to attaining age 18.

X.    WITHDRAWAL PROVISIONS

      A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):

           1. _____ Employee after-tax contributions and the earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a) _____ Hardship.

                     (b) _____ Attainment of age 59 1/2.

           2. __X__ Employee pre-tax elective deferrals and the earnings thereon.

                     Note: In-service withdrawals of all
                           employee pre-tax elective deferrals
                           and earnings thereon as of December
                           31, 1988 are permitted only in the
                           event of hardship or attainment of
                           age 59 1/2.  In-service withdrawals
                           of earnings after December 31, 1988
                           are permitted only in the event of
                           attainment of age 59 1/2.
           3. __X__  Employee rollover contributions and the
                     earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a) ____ Hardship.

                     (b) ____ Attainment of age 59 1/2.

           4. __X__  Employer matching contributions and the
                     earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a)__X__  Hardship.
                     (b)_____  Attainment of age 59 1/2.

           5. _____  Employer basic contributions and the
                     earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a)_____  Hardship.
                     (b)_____  Attainment of age 59 1/2.

           6. __X__  Employer supplemental contributions and
                     the earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a)__X__  Hardship.
                     (b)_____  Attainment of age 59 1/2.

           7. _____ Employer profit sharing contributions and the earnings thereon.

                     In-service withdrawals permitted only in the event of (choose whichever shall apply):

                     (a)_____  Hardship.
                     (b)_____  Attainment of age 59 1/2.

           8. _____  Employer qualified nonelective
                     contributions and earnings thereon.

                     Note:  In-service withdrawals of all
                     employer qualified nonelective
                     contributions and earnings thereon are
                     permitted only in the event of attainment of age 59 1/2

           9. _____  No in-service withdrawals shall be allowed.

      B. Notwithstanding any elections made in Subsection A of this Section X above, the following portions of a Member's Account shall be excluded from eligiblity for in-service withdrawals (choose whichever shall apply):

           1. _____ Employer contributions, and the earnings thereon, credited to the Employer Stock
                     Fund or, if applicable, the Employer
                     Certificate of Deposit Fund.

           2. _____ All contributions and/or deferrals, and the earnings thereon, credited to the Employer
                     Stock Fund or, if applicable, the Employer
                     Certificate of Deposit Fund.

           3. _____  Other: ___________________________________


XI. DISTRIBUTION OPTION (CHOOSE WHICHEVER SHALL APPLY)

    1. _____  Lump Sum and partial lump sum payments only.

    2. __X__ Lump Sum and partial lump sum payments plus one or more of the following (choose (a) and /or
              (b)):

              (a) __X__  Installment payments.
              (b) _____  Annuity payments.

    3. __X__  Distributions in kind of Employer Stock.

XII. LOAN PROGRAM (CHOOSE 1, 2 OR 3)

     1. _____  No loans will be permitted from the Plan.

     2. __X__  Loans will be permitted from the Member's
               Account.

     3. _____  Loans will be permitted from the Member's
               Account, excluding (choose whichever shall apply):

              (a) _____  Employer Profit sharing contributions
                         and the earnings thereon.

              (b) _____  Employer matching contributions and the
                         earnings thereon.

              (c) _____  Employer basic contributions and the
                         earnings thereon.

              (d) _____  Employer supplemental contributions and
                         the earnings thereon.

              (e) _____  Employee after-tax contributions and
                         the earnings thereon.

              (f) _____  Employee pre-tax elective deferrals and
                         the earnings thereon.

              (g) _____  Employee rollover contributions and the
                         earnings thereon.

              (h) _____  Employer qualified nonelective
                         contributions and the earnings thereon.

              (i) _____  Any amounts to the extent invested in
                         the Employer stock fund.

XIII. ADDITIONAL INFORMATION

      If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

      The following is hereby made a part of Section --- of the Adoption Agreement and is thus incorporated into and made a part of the [Plan Name]

      Signature of Employer's Authorized Representative
      _________________________________________________

      Signature of Trustee ____________________________

      Supplementary Page ___ of [total number of pages].

XIV.  PLAN ADMINISTRATOR

      The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or 4):

      Note: Pentegra Services, Inc. may not be appointed Plan
            Administrator.

      1. __X__  Employer

      2. _____  Employer's Board of Directors

      3. _____  Plan's Administrative Committee

      4. _____ Other (if chosen, then provide the following information)

                Name: ______________________________________

                Address: ___________________________________

                Tel No: ____________________________________

                Contact: ___________________________________

          NOTE: IF NO NAMED PLAN ADMINISTRATOR IS DESIGNATED
          ABOVE, THE EMPLOYER SHALL BE DEEMED THE NAMED PLAN
          ADMINISTRATOR.

XV. TRUSTEE

    The Employer hereby appoints The Bank of New York to serve as Trustee for all Investment Funds under the Plan except the Employer Stock Fund.

    The Employer hereby appoints the following person or entity to serve as Trustee under the Plan for the Employer Stock
    Fund.*

    Name: Baltimore County Savings Bank, F.S.B.
          ----------------------------------------------------
    Address: 4111 E. Joppa Road, Baltimore, MD 21236
             -------------------------------------------------
    Telephone No: 410-256-5000   Contact: William M. Loughran
                  ------------            --------------------

                    /s/ William M. Loughran
             -------------------------------------
                     Signature of Trustee
  (Required only if the Employer is serving as its own Trustee)

* Subject to approval by The Bank of New York, if The Bank of New York is appointed as Trustee for the Employer
   Stock Fund.

   The Employer hereby appoints The Bank of New York to serve as Custodian under the Plan for the Employer Stock Fund in the event The Bank of New York does not serve as Trustee for such Fund.

            EXECUTION OF ADOPTION AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the Baltimore County Savings Bank, F.S.B. Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility of complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder. The Employer further acknowledges that any opinion letter issued with respect to the Adoption Agreement and the Agreement by the Internal Revenue Service ("IRS") to Pentegra Services, Inc., as sponsor of the Employees' Savings & Profit Sharing Plan, does not constitute a ruling or a determination with respect to the tax-qualified status of the Plan and that the appropriate application must be submitted to the IRS in order to obtain such a ruling or determination with respect to the Plan.

THE FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY
RESULT IN DISQUALIFICATION OF THE PLAN AND TRUST EVIDENCED
THEREBY.

The Sponsor will inform the Employer of any amendments to the Plan or Trust Agreement or of the discontinuance or abandonment of the Plan or Trust.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                 Pentegra Services, Inc.
                 108 Corporate Park Drive
                 White Plains, New York  10604
                 (914) 694-1300

IN WITNESS WHEREOF, the Employer has caused this Adoption
Agreement to be executed by its duly authorized officer this 22nd day of December, 1997.

                       Baltimore County Savings Bank, F.S.B.

                       By:  /s/ William M. Loughran
                            --------------------------------

                       Name: William M. Loughran
                            --------------------------------

                       Title: Vice President
                              ------------------------------

8/27/97

================================================================

                    TRUST AGREEMENT

                    by and between

         BALTIMORE COUNTY SAVINGS BANK, F.S.B.

                          and

                 THE BANK OF NEW YORK

================================================================

                   TABLE OF CONTENTS

SECTION 1 - GENERAL. . . . . . . . . . . . . . . . . 1
         1.1  Definitions. . . . . . . . . . . . . . 1
         1.2  Compliance With Law. . . . . . . . . . 2

SECTION 2 - ESTABLISHMENT OF TRUST . . . . . . . . . 2
         2.1  Appointment and Acceptance of Trustee. 2
         2.2  Trustee Responsibilities . . . . . . . 3
         2.3  Contributions. . . . . . . . . . . . . 3
         2.4  Exclusive Benefit. . . . . . . . . . . 3
         2.5  Return of Contributions. . . . . . . . 3
         2.6  Distributions. . . . . . . . . . . . . 4

SECTION 3 - AUTHORITIES. . . . . . . . . . . . . . . 4
         3.1  Authorized Parties . . . . . . . . . . 4
         3.2  Authorized Instructions. . . . . . . . 5

SECTION 4 - INVESTMENT AND ADMINISTRATION OF
              THE FUND . . . . . . . . . . . . . . . 5
         4.1  Investment Funds . . . . . . . . . . . 5
         4.2  Discretionary Powers and Duties of
               Trustee . . . . . . . . . . . . . . . 6
         4.3  Directed Powers of Trustee . . . . . . 8
         4.4  Standard of Care . . . . . . . . . . .10
         4.5  Force Majeure. . . . . . . . . . . . .10

SECTION 5 - APPOINTMENT AND AUTHORITY OF PENTEGRA. .10
         5.1  Appointment and Delegation . . . . . .10
         5.2  Allocation and Investment Directions
                to Trustee . . . . . . . . . . . . .10
         5.3  Custody of Participant Loan Documents.11
         5.4  Designation for Authorized
                Instructions . . . . . . . . . . . .11
         5.5  Resignation or Removal of Pentegra . .11

SECTION 6 - REPORTING AND RECORDKEEPING. . . . . . .11
         6.1  Records and Accounts . . . . . . . . .11
         6.2  Non-Fund Assets. . . . . . . . . . . . .

SECTION 7 - COMPENSATION, EXPENSE, TAXES,
              INDEMNIFICATION. . . . . . . . . . . .12
         7.1  Compensation and Expenses. . . . . . .12
         7.2  Tax Obligations. . . . . . . . . . . .13
         7.3  Indemnification. . . . . . . . . . . .13

SECTION 8 - AMENDMENT, TERMINATION, RESIGNATION,
              REMOVAL. . . . . . . . . . . . . . . .14
         8.1  Amendment. . . . . . . . . . . . . . .14
         8.2  Removal or Resignation of Trustee. . .14
         8.3  Property Not Transferred . . . . . . .14

                    TRUST AGREEMENT


              THIS TRUST AGREEMENT, effective as of February 1,
1998 by and between BALTIMORE COUNTY SAVINGS BANK, F.S.B. (the
"Company") and THE BANK OF NEW YORK (the "Trustee").



                 W I T N E S S E T H:

              WHEREAS, pursuant to an Adoption Agreement, the Company has adopted a qualified retirement plan for the benefit of its employees and the employees of certain of the Company's affiliates which have heretofore or may hereafter adopt such plan (such plan, as amended from time to time, is referred to herein as the "Plan");

              WHEREAS, the Company has established or desires to establish a trust constituting a part of the Plan, pursuant to which assets will be held to provide for the funding of, and payment of benefits under, the Plan (the "Trust");

              WHEREAS, the Company desires to appoint the Trustee as trustee of the Trust and the Trustee is willing to accept such appointment; and

              WHEREAS, the Plan provides for one or more fiduciaries named in the Plan having the power to manage and control the assets of the Plan (the "Named Fiduciary");

              NOW, THEREFORE, the Company and the Trustee, each intending to be legally bound, agree as follows:



                       SECTION 1

                        GENERAL

              1.1 Definitions. The terms used herein shall have the following meanings:

              (a) "Agreement" means this instrument, including all amendments thereto.

              (b)  "Code" means the Internal Revenue Code of
1986, as amended.

              (c)  "Employer" means the Company and any
affiliate of the Company which has heretofore adopted, or may hereafter adopt, the Plan. Each affiliate of the Company adopting the Plan appoints the Company as its agent for purposes of this Agreement and agrees that it shall be bound by the decisions, actions and directions of the Company and the Named Fiduciary under this Agreement and that
the Trustee shall be fully protected in relying upon such decisions, actions and directions and shall in no event be required to give notice to or otherwise deal with such affiliate except by dealing with the Company as agent of such affiliate.

              (d) "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

              (e) "Fund" means the assets held pursuant to this Agreement as such assets shall exist from time to time.

              (f) "Tax Obligations" means the responsibility for payment of taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other related expenses of the Fund.

              1.2 Compliance With Law. The Plan and Trust are intended to comply with ERISA and to be tax-exempt under Section 501 (a) of the Code. The Company assumes full responsibility to establish and maintain the Plan as a plan meeting the qualification requirements of Section 401(a) of the Code and shall immediately notify the Trustee if the Plan ceases to be qualified.


                       SECTION 2

                ESTABLISHMENT OF TRUST

              2.1 Appointment and Acceptance of Trustee. The Company hereby appoints THE BANK OF NEW YORK as Trustee of the Trust with respect to the Fund. The Company shall provide to Trustee a resolution of its Board of Directors (which may include a resolution authorizing one or more officers authorized to act on its behalf) certified by the Secretary or any Assistant Secretary of the Company ("Certified Resolutions") appointing The Bank of New York as Trustee hereunder. The Fund shall consist of all monies and other property acceptable to the Trustee in its sole discretion as may be paid or delivered to the Trustee from time to time, together with any and all increments thereto, proceeds and reinvestments thereof, and income thereon, less payments and distributions therefrom. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement without distinction between principal and income. The Trustee hereby accepts its appointment as trustee, acknowledges that it assumes the duties established by this Agreement and agrees to be bound by the terms contained herein.

              2.2 Trustee Responsibilities. The Trustee shall hold the assets of, and collect the income and make payments from the Fund, all as hereinafter provided. Except to the extent that assets of the Fund have been deposited in a collective investment
fund maintained by the Trustee, the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Fund, which shall be the sole responsibility of the Named Fiduciary. The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Agreement. As to the responsibilities of the Trustee, in any case in which a provision of this Agreement conflicts with any provision in the Plan, this Agreement shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee.

              2.3 Contributions. The Trustee shall have no authority or duty to determine the adequacy of or enforce the collection of contributions under the Plan, shall not be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan and shall have no responsibility for any property until such cash or property is received and accepted by the Trustee. The Employer and the Named Fiduciary shall have the sole duty and responsibility for ensuring the adequacy of the Trust to discharge the liabilities under the Plan, determining the adequacy of the contributions to be made under the Plan, transmitting the contributions to the Trustee and ensuring compliance with any statute, regulation or rule applicable to contributions.

              2.4  Exclusive Benefit.  Except as may be
permitted
by law or by the terms of the Plan or this Agreement, at no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under the Plan shall any part of the Trust be used for or diverted to any purpose other than for the exclusive benefit of the participants and their beneficiaries. The assets of the Trust shall be held for the exclusive purposes of providing benefits to participants of the Plan and their beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust.

              2.5 Return of Contributions. Notwithstanding any other provision of this Agreement: (i) if a contribution is conditioned upon a favorable determination as to the qualified status of the Plan under Code Section 401 and the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Employer within one year after the date of determination; (ii) a contribution made by the Employer based upon mistake of fact may be returned to the Employer within one year after the date of such contribution; and (iii) if a contribution to the Plan is conditioned upon its deductibility under the Code and a deduction for such a contribution is disallowed, such contribution may be returned to the Employer within one year after the date of the disallowance of such deduction.

              In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount which may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Employer but losses attributable thereto must reduce the amount to be so returned. Any return of contribution made by the Trustee pursuant to this Section shall be made only upon the direction of the Named Fiduciary, which shall have exclusive responsibility for determining whether the conditions of such return have been satisfied and for the amount to be returned.

              2.6  Distributions.  The Trustee shall make
distributions and payments out of the Fund as directed by the Named Fiduciary and amounts distributed or paid pursuant to such direction thereafter no longer shall constitute a part of the Fund. The Named Fiduciary may direct such distributions and payments to be made to any person, including the Named Fiduciary or an Employer, or to any paying agent designated by the Named Fiduciary, in such amounts and in such form and for such purposes as the Named Fiduciary shall direct. Any such order shall constitute a certification that the payment is one the Named Fiduciary is authorized to direct. The Named Fiduciary shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Agreement, for ensuring that any payment made from the Fund at the direction of the Named Fiduciary does not constitute a diversion of the assets of the Fund and for determining that any such distribution is in accordance with the terms of the Plan and applicable law, including, without limitation, determining the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. The Trustee shall not be required to make any payment from the Fund in excess of the net realizable value of the assets of the Fund or to make any payment in cash unless there is sufficient cash in the Fund or the Named Fiduciary has provided written instructions as to the assets to be converted to cash for the purpose of making the distribution. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute is resolved.


                       SECTION 3

                      AUTHORITIES

              3.1  Authorized Parties.  The Company shall
identify the Named Fiduciary to the Trustee and shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct the Trustee and otherwise act on
behalf of the Company under the terms of this Agreement. The Named Fiduciary will provide the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of the Named Fiduciary. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an authorized party until notified in writing by the Company or the Named Fiduciary, as appropriate, of a change of the identity of an authorized party.

              3.2 Authorized Instructions. All directions and instructions to the Trustee from a party who has been authorized to act on behalf of the Company or the Named Fiduciary pursuant to Section 3.1 or from Pentegra (as provided for in Section 5.4) shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing of any such oral directions and instructions. The Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions which the Trustee reasonably believes to have been given by a party who has been authorized to act on behalf of the Company or the Named Fiduciary pursuant to Section 3.1 or by Pentegra (pursuant to Section 5.4) and in failing to act in the absence thereof.


                       SECTION 4

       INVESTMENT AND ADMINISTRATION OF THE FUND

              4.1 Investment Funds. The Named Fiduciary, from time to time and in accordance with the provisions of the Plan, shall direct the Trustee to establish one or more separate investment accounts under the Trust (each such separate account hereinafter referred to as an "Investment Fund"). The Trustee shall transfer to each such Investment Fund such portion of the assets of the Fund as the Named Fiduciary directs. The assets which have been allocated to an Investment Fund shall be invested and reinvested in accordance with the instructions of the Named Fiduciary, which shall have exclusive responsibility therefor. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, the instructions of the Named Fiduciary, with respect to any Investment Fund or the investment or reinvestment of any assets of the Fund or any Investment Fund, nor to make suggestions to the Named Fiduciary in connection therewith or to determine the compliance of such instructions with the Plan or applicable law, including, without limitation, the requirements of Sections 406 and 407 of ERISA. The Trustee shall not be liable for any losses, costs or expenses (including, without limitation, any opportunity costs) resulting from any investment directions given or omitted by the Named Fiduciary and the Trustee shall not be liable for any losses, cost or expenses associated with the investment decisions of the Named Fiduciary, including, without limitation, any losses, costs or expenses associated with the
investment decisions of the Named Fiduciary, including, without limitation, only losses, costs or expenses associated with the selection of investments by the Named Fiduciary, actual investments directed by the Named Fiduciary and the market risks associated with such selections and directions. If the Trustee is directed to deliver property against payment, the Trustee shall have no liability for non-receipt of such payment.

         Unless the Trustee is otherwise directed by the Named Fiduciary, all interest, dividends and other income received with respect to, and all proceeds received from the sale or other disposition of, assets of an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Fund which are properly allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plan, the Named Fiduciary may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee thereupon shall dispose of the assets of such Investment Fund or Funds and reinvest the proceeds thereof in accordance with the instructions of the Named Fiduciary.

              4.2 Discretionary Powers and Duties of Trustee. Subject to the provisions and limitations contained elsewhere herein, in administering the Trust, the Trustee shall be specifically authorized in its sole administrative discretion to:

              (a) Appoint subtrustees or depositories, domestic or foreign (including affiliates of the Trustee), as to part or all of the Fund, except that the indicia of ownership of any asset of the Fund shall not be held outside the jurisdiction of the district courts of the United States unless in compliance with Section 404(b) of ERISA and regulations thereunder;

              (b)  Appoint one or more individuals or
corporations as a custodian of any property of the Fund and, as part of its reimbursable expenses under this Agreement to pay the reasonable compensation and expenses of any such custodian;

              (c) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Fund;

              (d) Collect income payable to and distributions due to the Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

              (e) Collect proceeds from securities, certificates of deposit or other investments which may mature or be called and
surrender such securities at maturity or when called; provided, however, that the Trustee shall not be liable for failure to surrender any security for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to the Trustee by the issuer, the Named Fiduciary or one of the nationally recognized bond or corporate action services to which the Master Trustee subscribes;

              (f) Exchange securities in temporary form for securities in definitive form, and to effect an exchange of shares where the par value of stock is changed;

              (g)  Submit or cause to be submitted to the Named
Fiduciary, on a best efforts basis, all information received by the Trustee regarding ownership rights pertaining to property held in the Fund;

              (h)  Attend to involuntary corporate actions;

              (i) Determine, or cause to be determined, the fair market value of the Fund daily, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied;

              (j) Render periodic statements for property held hereunder;

              (k) Commence or defend suits or legal proceedings and represent the Fund in all suits or legal proceedings in any court or before any other body or tribunal as the Trustee shall deem necessary to protect the Fund (provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Fund unless it shall first be indemnified for all expenses in connection therewith, including, without limitation, counsel fees);

              (1) Employ suitable agents and legal counsel, who may be counsel for an Employer, and, as a part of its reimbursable expenses under this Agreement, to pay their reasonable compensation and expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

              (m) Subject to the requirements of applicable law, take all action necessary to settle authorized transactions;

              (n) Form corporations and create trusts under the laws of any state for the purpose of acquiring and holding title to any securities or other property, all on such terms and conditions as the Trustee deems advisable;

              (o) Make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers and duties in this Agreement; and

              (p) Generally take all action, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the fulfillment of its duties hereunder.

              4.3 Directed Powers of Trustee. In addition to the powers enumerated in Section 4.2, the Trustee shall have the following powers and authority in the administration of the Fund to be exercised solely as directed by the Named Fiduciary:

              (a) Invest and reinvest in property, provided that in no case without the consent of the Trustee will the assets of the Fund be invested in assets other than units of collective investment funds;

              (b) Settle purchases and sell, exchange, convey, transfer or otherwise dispose of any property at any time held by the Trustee, by private contract or at public auction, for cash or on credit, upon such conditions, at such prices and in the same manner as the Named Fiduciary, shall direct, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

              (c) Engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to property received by the Trustee;

              (d) Hold any part of the Fund in cash or cash balances and the Trustee shall not be responsible for the payment of interest on such balances;

              (e) Make loans from the Fund to participants in the Plan, which shall be secured by the participants account balance; however, the Named Fiduciary shall have full and exclusive responsibility for loans made to participants, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans; acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Subsection 1601 et seq.; ensuring that such loans shall bear a reasonable rate of interest (within the meaning of Regulation Subsection 2550.408(b)(1) promulgated by the Department of Labor); acting as agent of the Trustee for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of
promissory note terms, including, but not limited to, directing the Trustee to take specified actions to enforce its rights under the documents relating to plan loans, including, without limitation, the occurrence of events of default and maintenance of accounts and records regarding interest and principal payments on notes. The Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Named Fiduciary or its own sub-agent or recordkeeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures as it deems appropriate. Unless otherwise instructed in writing by the Named Fiduciary, the Trustee shall have no duty or responsibility to file a UCC-1 form or take other action in order to perfect its security interest in the accounts of a Participant to whom a loan is made. The Company shall indemnify and hold the Trustee and its directors, officers and employees harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, arising out of any action or inaction of the Named Fiduciary with respect to its agency responsibilities described herein with respect to participant loans and this indemnification shall survive the termination of this Agreement;

              (f) Deposit cash in interest bearing accounts in the banking department of the Trustee, the Company (provided that the Company meets the requirements of Subsection 408(b)(4) of ERISA) or an affiliated banking organization of the Trustee or the Company; and

              (g) Invest in any collective investment fund, including any collective investment fund maintained by the Trustee or an affiliate. The Trustee shall have no responsibility for the custody or safekeeping of assets transferred to any collective investment trust not maintained by the Trustee. To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, to the extent required by law or by such indenture, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in any such collective investment fund shall be the fair market value of the collective investment fund units held, determined in accordance with generally recognized valuation procedures. The Company expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive compensation from the borrowers for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective investment fund trustee for the management of such fund;

              (h) For the purposes of the fund, to borrow money from any person or persons, including The Bank of New York, to issue the Fund's promissory note or notes therefor, and to secure the repayment thereof by pledging, mortgaging or otherwise encumbering any property in its possession.

              4.4  Standard of Care.  The Trustee shall
discharge its duties under this Agreement with the care and skill required under ERISA with respect to its duties. The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties. The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement or by separate written agreement.

              4.5 Force Majeure. The Trustee shall not be responsible or liable for any losses to the Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the Trustee or its agents. This Section shall survive the termination of this Agreement.

                       SECTION 5

         APPOINTMENT AND AUTHORITY OF PENTEGRA

              5.1 Appointment and Delegation. The Company hereby certifies to the Trustee that Pentegra Services, Inc. ("Pentegra") is the third party administrator appointed by the Named Fiduciary or the Company to receive, cumulate and communicate investment and distribution directions of the participants and beneficiaries of the Plan with respect to the Fund or the Investment Funds, and the Named Fiduciary has delegated such responsibility and authority exclusively to Pentegra. For purposes of this Agreement, Pentegra shall be a delegee of the Named Fiduciary in accordance with Section 405(c)(1)(B) of ERISA. Except as provided in Section 5.5, the Trustee shall act solely on the directions and instructions communicated to the Trustee by Pentegra and the Trustee shall not be liable for any failure to act on any direction or instruction of any other party.

              5.2  Allocation and Investment Directions to
Trustee. Pentegra shall direct the Trustee with respect to the allocation of assets to the Investment Funds, transfers among the Investment
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Funds and investment and reinvestment of the assets of the Fund and each Investment Fund. The Trustee shall have no duty to invest, and shall not be liable for any interest on, any such assets it holds uninvested pending receipt of directions from Pentegra to invest or reinvest assets of the Fund.

              5.3  Custody of Participant Loan Documents.
Pentegra is further authorized and is hereby appointed by the Named Fiduciary and the Company to act as custodian for the Trustee of all original promissory notes and security agreements which shall be held subject to the order of the Trustee. In the event that such custodianship is terminated by Pentegra, the Named Fiduciary or the Trustee, the Named Fiduciary shall retain the originals of all promissory notes and security agreements as custodian for the Trustee.

              5.4 Designation for Authorized Instructions. Pentegra shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of Pentegra. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction reasonably believed by it to be from an authorized party (or omitting to act in the absence of direction) until notified in writing by Pentegra, of a change in the identity of an authorized party. Directions of an authorized party shall be governed by Section 3.2 of this Agreement.

              5.5 Resignation or Removal of Pentegra. In the event Pentegra resigns or is removed as third party administrator under the Plan, or Pentegra's authority is circumscribed in any manner, the Company shall promptly notify the Trustee of such resignation, removal or circumscription of authority and shall furnish the Trustee with Certified Resolutions identifying the Named Fiduciary and any other persons authorized to assume the duties and responsibilities of Pentegra with respect to the Plan. The Trustee shall not have or be deemed to have any responsibility to assume the functions and duties of Pentegra, shall have no duty or responsibility to invest or reinvest the assets of the Fund and shall not be liable for any losses to the Fund (including any opportunity costs) as a result of its failure to act prior to receiving the foregoing Certified Resolution.


                       SECTION 6

              REPORTING AND RECORDKEEPING

         6.1 Records and Accounts. The Trustee shall keep full and accurate records of all receipts, investments, disbursements, and other transactions hereunder, including such specific records as may be agreed upon in writing between the company and the Trustee. Within ninety (90) days after the end of each fiscal year of the

Trust or within ninety (90) days after its removal or resignation or the termination of this Agreement, the Trustee shall file with the Company a written account of the administration of the Fund showing all transactions effected by the Trustee and all property held by the Fund at its fair market value for the accounting period. If, within ninety (90) days after the Trustee mails such account to the Company, the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters in such statements. Upon prior written notice, the Company or its agent shall have the right at its own expense to inspect the Trustee's books and records directly relating to the Fund during normal business hours. If for any reason the Trustee fails to file an account required of the Trustee within the applicable times specified hereunder, such account shall be filed by the Trustee after the expiration of such time as soon as is reasonably practicable. To the extent that the Trustee shall be required to value the assets of the Fund, the Trustee may rely for all purposes of this Agreement upon any certified appraisal or other form of valuation submitted by the Named Fiduciary, Pentegra, any investment manager or other third party appointed by the Named Fiduciary. Nothing in this Section shall impair Trustee's right to judicial settlement of any account rendered by it. In any such proceeding the only necessary parties shall be the Trustee, the Company and any other party whose participation is required by law, and any judgment, decree or final order entered shall be conclusive on all persons having an interest in the trust.

              The fiscal year of the Trust shall be the plan year as established under the terms of the Plan.

              6.2 Non-Fund Assets. The duties of the Trustee shall be limited to the assets held in the Fund, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan unless otherwise agreed in writing. The Company hereby agrees that the Trustee shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances. The Named Fiduciary may request the Trustee to perform a recordkeeping service with respect to property held by others and not otherwise subject to the terms of this Agreement. To the extent the Trustee shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from the Named Fiduciary.

                       SECTION 7

    COMPENSATION, EXPENSES, TAXES, INDEMNIFICATION

              7.1 Compensation and Expenses. The Trustee shall be entitled to compensation for services under this Agreement as mutually agreed by the Company and the Trustee. The Trustee shall also be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Agreement. The Trustee is authorized to charge and collect from the Fund any and all such fees and expenses to the extent such fees and expenses are not paid directly by the Company, another Employer or by Pentegra (acting on behalf of the Company or such other Employer).

              All amounts (including taxes) paid from the Fund which are allocable to an Investment Fund shall be charged to such Investment Fund in accordance with Section 4.1 of this Agreement. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the total assets held in such Investment Fund bears to the value of the total assets in the Fund.

              To the extent the Trustee advances funds to the Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Fund an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

              7.2 Tax Obligations. To the extent that the Company or Named Fiduciary has provided necessary information to the Trustee, the Trustee shall use reasonable efforts to assist the Company or the Named Fiduciary with respect to any Tax Obligations. The Company or Named Fiduciary shall notify the Trustee of any Tax Obligations. Notwithstanding the foregoing, the Trustee shall have no responsibility or liability for any Tax obligations now or hereafter imposed on any Employer or the Fund by any taxing authorities, domestic or foreign, except as provided by applicable law.

              To the extent the Trustee is responsible under any applicable law for any Tax Obligation, the Company or the Named Fiduciary shall inform the Trustee of all Tax Obligations, shall direct the Trustee with respect to the performance of such Tax Obligations, and shall provide the Trustee with all information required by the Trustee to meet such Tax Obligations. All such Tax Obligations shall be paid from the Fund unless paid by the Company or another Employer.

              7.3 Indemnification. The Company shall indemnify and hold harmless the Trustee and its directors, officers and employees from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the

Trustee in connection with this Agreement, except those resulting from the Trustee's gross negligence, bad faith or willful misconduct. This indemnification (as well as any other indemnification in this Agreement) shall survive the termination of this Agreement. If the Trustee is acting as a successor trustee or succeeds to responsibilities hereunder for trusteeship of plan assets with respect to the Fund (or any portion thereof), the Company hereby agrees to hold the Trustee harmless from and against any tax, claim, liability, loss, damage or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting Fund assets with investment responsibility with respect to such assets, except for such taxes, claims, liabilities, losses, damages or expenses attributable to the Trustee's own gross negligence, bad faith or willful misconduct.

                       SECTION 8

     AMENDMENT, TERMINATION, RESIGNATION, REMOVAL

              8.1 Amendment. This Agreement may be amended by written agreement signed by the Company and the Trustee. This Agreement may be terminated at any time by the Company by written instrument delivered to the Trustee. Thereafter, the Trustee shall distribute all assets of the Fund, less any fees and expenses payable from the Fund with respect to the Plan, pursuant to instructions of the Named Fiduciary. The Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving assurances reasonably satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notices and other procedures required by applicable law have been complied with. The Trustee shall be entitled to assume that such distributions are in full compliance with and not in violation of the terms of the Plan or any applicable law.

              8.2  Removal or Resignation of Trustee.  The
Trustee may be removed with respect to all or part of the Fund upon receipt of sixty (60) days' written notice (unless a shorter or longer period is agreed upon) from the Company. The Trustee may resign as Trustee hereunder upon sixty (60) days' written notice (unless a shorter or longer period is agreed upon) delivered to the Company. In the event of such removal or resignation, a successor trustee will be appointed and the retiring Trustee shall transfer the Fund, less such amounts as may be reasonable and necessary to cover its compensation and expenses. In the event the Company fails to appoint a successor trustee within sixty (60) days of receipt of written notice of resignation, the Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any successor trustee.


              8.3  Property Not Transferred.  The Trustee
reserves the right to retain such property as is not suitable for distribution or transfer at the time of the termination of a Plan or this Agreement and shall hold such property for the benefit of those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. Upon the appointment and acceptance of a successor trustee, the Trustee's sole duties shall be those of a custodian with respect to any property not transferred to the successor trustee.


                       SECTION 9

                 ADDITIONAL PROVISIONS

              9.1  No Merger, Consolidation or Transfer of
PlanAssets or Liabilities. Notwithstanding anything to the contrary contained herein, no merger, consolidation or transfer of the assets or liabilities of the Plan with or to any other plan shall be permitted, except in compliance with the provisions of ERISA and the Code which are applicable to such mergers, consolidations or transfers, including, without limitation, sections 208 and 4043(b)(8) of ERISA and Sections 401(a)(12), 414(l), and 6058(b) of the Code, and the regulations thereunder.

              9.2 Assignment or Alienation. Except as may be required by law or permitted by the Plan, the Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Employer, participants or beneficiaries under the Plan. The Trustee shall not recognize any permitted assignment or alienation of benefits unless directed to do so by the Named Fiduciary or required to do so by applicable law.

              9.3 Successors and Assigns. Neither the Company nor the Trustee may assign this Agreement without the prior written consent of the other, except that the Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company.

              9.4  Governing Law.  This Agreement shall be
construed in accordance with and governed by the laws of the State of New York (without giving effect to conflict of law principles thereof) to the extent not preempted by Federal law.

              9.5 Necessary Parties. The Trustee reserves the right to seek a judicial or administrative determination as to its proper course of action under this Agreement. Nothing contained herein will be construed or interpreted to deny the Trustee or the Company the right to have the Trustee's account judicially determined. To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, and no participant or beneficiary under the Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons.

              9.6 No Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and participants and their beneficiaries under the Plan. There are no other third party beneficiaries.

              9.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

              9.8  No Additional Rights.  Neither the
establishment of the Fund nor this Agreement shall be considered as giving any Plan participant or any other person any legal or equitable rights against the Employer, the Named Fiduciary, the Trustee or the assets, whether corpus or income, of the Fund unless such right is specifically provided for in this Agreement or the Plan, nor shall it be considered as giving any Plan participant or other employee of the Employer the right to continue in the service of the Employer in any capacity.


              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date set forth above.


Authorized Signer of:             Authorized Officer of:
BALTIMORE COUNTY SAVINGS               THE BANK OF NEW YORK
BANK, F.S.B.

By:  /s/ William Loughran         By: /s/ Betty A. Good
     --------------------             ---------------------
Name: William M. Lougran          Name: Betty A. Good
Title: Vice President             Title: Vice President

Date:  1/13/98                    Date:  1/16/98

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